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                                                                                                                      Exhibit 2.1






                       STOCK AND ASSET PURCHASE AGREEMENT

                                  by and among

                           OUTLET BROADCASTING, INC.,

                              NBC SUB (WCMH), LLC,

                    BIRMINGHAM BROADCASTING (WVTM-TV), INC.,

                            NBC WVTM LICENSE COMPANY,

                            NBC WNCN LICENSE COMPANY,

                            NBC WCMH LICENSE COMPANY,

                            NBC WJAR LICENSE COMPANY,

             NBC UNIVERSAL, INC. (for the purposes set forth herein)

                                       and

                               MEDIA GENERAL, INC.



                                 _______________




                            Dated as of April 6, 2006

The following Exhibit and Schedules have been omitted pursuant to Rule 601(b)(2) of Regulation S-K and will be provided to the
Commission upon its request.



                                List of Exhibits


Exhibit A.........................................................................................................Employee Matters


                                            List of Schedules

Schedule 1.10                                                             Arthouse Services Agreement
Schedule 1.13                                                             Assumed Shared Contracts
Schedule 1.14                                                             Assumed Station Contracts
Schedule 1.43                                                             Company Real Property
Schedule 1.45                                                             Company Retained Assets
Schedule 1.55                                                             Distribution Contribution Agreement
Schedule 1.70                                                             FCC Licenses
Schedule 1.83                                                             Hub Services Agreement
Schedule 1.96                                                             Material Station Contracts
Schedule 1.98                                                             NBC Affiliation Agreement
Schedule 1.103                                                            News Channel Participation Agreement
Schedule 1.111(d)                                                         Permitted Liens:  Released Liens
Schedule 1.111(g)                                                         Permitted Liens:  Title Reports
Schedule 1.130                                                            Seller Real Property
Schedule 1.145                                                            Tangible Personal Property
Schedule 1.160                                                            WeatherPlus Affiliation Agreement
Schedule 2.2(a)(i)                                                        Station Insurance Policies
Schedule 2.2(a)(iii)                                                      Current Assets
Schedule 2.3(a)(iv)                                                       Trade Names
Schedule 2.3(a)(xvi)                                                      Excluded Assets
Schedule 2.4                                                              Shared Contracts
Schedule 2.4(a)                                                           Excluded Shared Contracts
Schedule 2.5(c)(x)                                                        Retained Obligations
Schedule 2.7(f)                                                           Model Calculation of Working Capital
Schedule 5.1(b)                                                           Operating Covenants
Schedule 5.7(a)                                                           Required Consents
Schedule 5.20                                                             Transition Services Term Sheet
Section 8.11(c)                                                           WJAR Lease Agreement


                           Seller Disclosure Schedule

                                                   STOCK AND ASSET PURCHASE AGREEMENT

         THIS STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement") is made as of April 6, 2006 by and among Outlet Broadcasting,
Inc., a Rhode Island corporation ("Outlet"), NBC Sub (WCMH), LLC, a Delaware limited liability company ("NBC Sub"), Birmingham
Broadcasting (WVTM-TV), Inc., an Alabama corporation ("Birmingham RE"), NBC WVTM License Company, a Delaware corporation ("WVTM
LicenseCo"), NBC WNCN License Company, a Delaware corporation ("WNCN LicenseCo"), NBC WCMH License Company, a Delaware corporation
("WCMH LicenseCo") and NBC WJAR License Company, a Delaware corporation ("WJAR LicenseCo"; each of WJAR LicenseCo, Outlet, NBC Sub,
Birmingham RE, WVTM LicenseCo, WNCN LicenseCo and WCMH LicenseCo, individually a "Seller" and, collectively the "Sellers"), and
Media General, Inc., a Virginia corporation ("Buyer").  NBC Universal, Inc., a Delaware corporation ("NBCU"), is a party to this
Agreement for the purposes set forth herein.  Certain capitalized terms used in this Agreement are defined in Article 1.

                                                               RECITALS

         A........Sellers own and operate the following television broadcast stations (each, a "Group A Station" and, collectively, the "Group A Stations"):

                                             WJAR(TV), Providence, Rhode Island ("WJAR");
                                           WNCN(TV), Goldsboro, North Carolina ("WNCN"); and
                                                   WCMH-TV, Columbus, Ohio ("WCMH").

         B........Outlet owns all of the outstanding capital stock of Birmingham Broadcasting Co., Inc., a Delaware corporation
("Birmingham Assets"), and Birmingham Assets owns all of the outstanding limited liability company interests (the "Interests") of
Birmingham Broadcasting (WVTM-TV) LLC, a Delaware limited liability company (the "Subsidiary"; together with Birmingham Assets, the
"Companies", and each, a "Company").

         C........Birmingham Assets, the Subsidiary, WVTM LicenseCo and Birmingham RE own and operate television broadcast station
WVTM-TV, Birmingham, Alabama ("WVTM"; together with the Group A Stations, the "Stations" and each, a "Station").

         E........Pursuant to the terms and subject to the conditions set forth in this Agreement, (1) Sellers desire to sell to
Buyer, and Buyer desires to purchase from Sellers, the Purchased Assets (as hereinafter defined) and (2) Outlet desires to sell to
Buyer, and Buyer desires to purchase from Outlet, all of the outstanding capital stock of Birmingham Assets (the "Stock").

                                                               AGREEMENT

         NOW, THEREFORE, taking the foregoing into account and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                                               ARTICLE 1
                                                             DEFINED TERMS

         The following terms used in this Agreement shall have the following meanings or the meanings set forth in the corresponding
Sections or subsections of this Agreement:

         1.1......"Accounts Receivable" means the Stations' accounts receivable and any other rights to payment of cash, in each case for goods or services sold or provided (a) to a third party or (b) to an Affiliate of the Sellers or the Companies with respect to advertising sales, in each case as of the Adjustment Time.

         1.2......"Accrued Vacation Liability" means an amount equal to (a) $1,755,706, (b) multiplied by the number of days remaining in calendar year 2006 after the Closing Date, (c) divided by 365; provided that, in the event of the Group A Closing, the amount set forth in clause (a) shall be $1,401,961; provided further that, in the event of the WVTM Closing, the amount set forth in clause (a) shall be $353,745.  In the event that the Closing, the Group A Closing or the WVTM Closing occurs in calendar year 2007, the Accrued Vacation Liability shall be computed for calendar year 2007 in the same manner as computed for calendar year 2006 and using the appropriate amounts in respect of clause (a) for calendar year 2007 that are determined in accordance with the methodology used to
determine the amounts set forth above in clause (a) for calendar year 2006.

         1.3......"Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any
Governmental Authority.

         1.4......"Acquisition Transaction" has the meaning specified in Section 5.9(a).

         1.5      "Actuarial Firm" means Hewitt Associates LLC or another actuarial firm of recognized national standing agreed between Sellers and Buyer.  In no event shall any partner or professional staff member of the Actuarial Firm engaged for the purposes set forth in this Agreement have performed services on any prior or current engagement for Sellers, Buyer or their
Affiliates and, to the extent practicable, the parties shall select an actuarial firm which is not currently expected to perform substantial services for any of Sellers, Buyer or their Affiliates during the 12 months following the date of this Agreement.

         1.6......"Adjustment Time" means 12:01 a.m., local time, on the Closing Date.

         1.7......"Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person.  From and after the Closing, Buyer's Affiliates shall include the Companies.

         1.8......"Ancillary Agreements" means the other agreements and instruments to be executed and delivered pursuant hereto, including the Transition Services Agreement, the NBC Affiliation Agreement, the News Channel Participation Agreement, the
Distribution Contribution Agreement, the WeatherPlus Affiliation Agreement, the TMA, the Hub Services Agreement, the WJAR Lease
Agreement and the Arthouse Services Agreement.

         1.9......"Arbitrating Firm" means PricewaterhouseCoopers LLP (so long as it is not the auditor for NBCU or GE or Buyer or their respective Affiliates) or another independent accounting firm of recognized national standing agreed between Sellers and
Buyer.

         1.10....."Arthouse Services Agreement" means the Arthouse Services Agreement to be entered into between NBCU and Buyer, substantially in the form of Schedule 1.10.

         1.11....."Assets" means the Purchased Assets and the Company Assets.

         1.12....."Assumed Obligations" has the meaning specified in Section 2.5(b).

         1.13....."Assumed Shared Contracts" means (i) all Shared Contracts that are in effect on the date of this Agreement and are listed on Schedule 1.13; (ii) all Shared Contracts that are in effect on the date of this Agreement and were entered into in the ordinary course of business that (A) are not Material Station Contracts, (B) do not require any Seller, any Company or any of their
Affiliates to expend an amount in excess of $100,000 per year with respect to any Station and (C) do not bind any Seller, any
Company or any of their Affiliates to a remaining term of more than two years with respect to any Station; (iii) all Shared
Contracts that are entered into between the date hereof and the Closing as permitted by and subject to the terms of this Agreement;
and (iv) any other Shared Contracts that Buyer agrees in writing to assume, including pursuant to Section 2.2(c).

         1.14....."Assumed Station Contracts" means (i) all Station Contracts that are in effect on the date of this Agreement and are listed on Schedule 1.14; (ii) all Station Contracts that are in effect on the date of this Agreement and were entered into in the ordinary course of business that (A) are not Material Station Contracts, (B) do not require any Seller, any Company or any of their Affiliates to expend an amount in excess of $100,000 per year and (C) do not bind any Seller, any Company or any of their
Affiliates to a remaining term of more than two years; (iii) all Station Contracts that are entered into between the date hereof and the Closing as permitted by and subject to the terms of this Agreement; and (iv) any other Station Contracts that Buyer agrees in writing to assume, including pursuant to Section 2.2(c); provided, that "Assumed Station Contracts" shall not include any Shared
Contracts, subject to Section 2.4.

         1.15....."Audited Financial Statements" has the meaning specified in Section 5.2(f).

         1.16....."Base Price" has the meaning specified in Section 2.6.

         1.17....."Birmingham Assets" has the meaning specified in the Recitals to this Agreement.

         1.18     "Birmingham EPA Order" means the Administrative Order on Consent dated as of June 1990 and the Amendment No. 1 to
Administrative Order on Consent dated as of October 1, 2003 (EPA Docket No. RCRA-III-033CA).

         1.19....."Birmingham RE" has the meaning specified in the introductory paragraph to this Agreement.

         1.20....."Birmingham Waiver" has the meaning specified in Section 5.11(a).

         1.21....."Birmingham Waiver Conditions" has the meaning specified in Section 5.11(a).

         1.22....."Birmingham Waiver Period" has the meaning specified in Section 5.11(a).

         1.23....."Books and Records" means Sellers' and their Affiliates' rights in and to all the files, documents, records, and books of account (or copies thereof) relating primarily to the operation of the Stations, including the Stations' local public files, programming information and studies, engineering data, advertising studies, marketing and demographic data, sales correspondence, lists of advertisers, personnel records, credit and sales reports, and logs, but excluding records that are or relate to Excluded Assets.  For the avoidance of doubt, the term Books and Records shall not include any Tax Returns or other documents relating to Taxes.

         1.24....."Business Employee" means any employee of Sellers or any of their Affiliates who is primarily employed by Sellers or any of their Affiliates with respect to any of the Stations.

         1.25....."Business Licenses" means licenses issued to or owned or possessed by any Seller or either Company or any of their
Affiliates used primarily in the conduct of the business or operation of the Stations, other than the FCC Licenses.

         1.26....."Buyer" has the meaning specified in the introductory paragraph to this Agreement.

         1.27....."Buyer Ancillary Agreements" means the Ancillary Agreements to which Buyer or any of its Affiliates is to be a party.

         1.28....."Buyer Material Adverse Effect" means any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to render Buyer or its Affiliates bankrupt or insolvent or (b) to prevent Buyer or its Affiliates from consummating the transactions contemplated by this Agreement or otherwise to prevent Buyer or its Affiliates from performing their obligations under this Agreement.

         1.29....."Cash" means (a) cash and Cash Equivalents that would be reflected as cash on a balance sheet prepared in accordance with GAAP, including without limitation cash on hand, checks, drafts or Cash Equivalents in bank accounts, savings or lockbox accounts, including without limitation customer advance payments and deposits, and (b) any and all bonds, surety instruments, letters of credit or other similar items and any cash surrender value in regard thereto.

         1.30....."Cash Equivalents" means (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within six months after such date; and (b)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within six months after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

         1.31....."Claim" has the meaning specified in Section 8.3(a).

         1.32....."Closing" has the meaning specified in Section 2.8(a).

         1.33....."Closing Date" means the date on which the Closing occurs.

         1.34....."Closing Payment" has the meaning specified in Section 2.6.

         1.35....."Closing Working Capital Amount" means the amount of Working Capital reflected on the final Statement of Closing
Working Capital, as determined in accordance with Section 2.7(d).

         1.36....."Code" means the Internal Revenue Code of 1986, as amended.

         1.37....."Communications Act" means the United States Communications Act of 1934, as amended.

         1.38....."Communications Laws" has the meaning specified in Section 3.5(b).

         1.39....."Company" or "Companies" has the meaning specified in the Recitals to this Agreement.

         1.40....."Company Assets" means all assets and properties of the Companies, but does not include the Company Retained
Assets.

         1.41....."Company LCs" means all letters of credit, performance bonds, guarantees in lieu of letters of credit and performance bonds and other similar contractual obligations entered into by any Seller or any of Sellers' Affiliates (except the
Companies) on behalf of or for the benefit of any of the Companies.

         1.42....."Company Owned Real Property" means the Company Real Property owned by the Companies.

         1.43....."Company Real Property" means all real property, leasehold interests, easements, estates and other real estate interests and improvements of every kind and description, together with all buildings, structures and improvements of every nature located thereon, including fixtures, auxiliary and translator facilities, transmitting towers, transmitters and antennae, that are owned, leased, used or held for use by the Companies and their Affiliates primarily in connection with the business and operation of
WVTM as of the date hereof, including the assets set forth on Schedule 1.43, plus such additions thereto acquired between the date hereof and the Closing as permitted by and subject to the terms of this Agreement.

         1.44....."Company Real Property Leases" has the meaning specified in Section 3.7(b).

         1.45....."Company Retained Assets" means the assets listed on Schedule 1.45.
         1.46....."Control" or "Controlled" means, with respect to any Intellectual Property owned or licensed by a Person, the right to grant a license or sublicense to such Intellectual Property as provided for herein without (a) violating the terms of any agreement or other arrangement with any third party, (b) requiring any consent, approvals or waivers from any third party, or any breach or default by the party being granted any such license or sublicense being deemed a breach or default affecting the rights of the party granting such license or sublicense, or (c) requiring the payment of compensation to any third party.

         1.47....."Copyrights" has the meaning specified in the definition of Intellectual Property.

         1.48....."Crompton Agreement" means the Purchase and Exchange Agreement, dated as of April 24, 2003, by and between
Crompton Corporation and GE and the Exchange Agreement, dated as of July 31, 2003, by and among GE Specialty Chemicals, Inc., GE
Silicones WV, L.L.C. and Crompton Corporation.

         1.49....."Cure Period" has the meaning specified in Section 9.2.

         1.50....."Current Owner" has the meaning specified in Section 5.16(b).

         1.51....."Damages" has the meaning specified in Section 8.2(a).

         1.52....."Debt" means (i) indebtedness for borrowed money (including such indebtedness evidenced by bonds or notes or similar instruments), (ii) lease obligations with respect to leases that Sellers or their Affiliates account for as capital leases,
(iii) obligations under letters of credit (other than performance bonds issued in the ordinary course consistent with past practice), (iv) obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements and arrangements designed to protect against fluctuations in interest rates; and (v) guarantees or similar instruments with respect to any of the foregoing.

         1.53....."Delayed Property" has the meaning specified in Section 5.16(c).

         1.54....."Dispute" has the meaning specified in Section 10.9(a).

         1.55....."Distribution Contribution Agreement" means the Distribution Contribution Agreement to be entered into between NBC
Network and Buyer, substantially in the form of Schedule 1.55.

         1.56....."DTV" means digital television.

         1.57....."Employee Matters" has the meaning specified in Section 5.8.

         1.58....."Employee Plans" means all employee benefit plans within the meaning of Section 3(3) of ERISA and all plans, programs and agreements providing for bonus or other incentive compensation, deferred compensation, pension, severance, disability, life insurance, health, welfare, or educational assistance, as to which Sellers or any of their Affiliates have any obligation or liability and which cover employees employed within the United States who are primarily employed with respect to the Stations.

         1.59....."Employment Agreements" has the meaning specified in Exhibit A to this Agreement.

         1.60     "Environmental Firm" has the meaning specified in Section 5.16(a).

         1.61....."Environmental Laws" means any and all past and present local, state or federal law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit or similar requirement, approval or standard concerning environmental, health or safety matters (including but not limited to the clean-up standards and practices for Hazardous Material) in buildings, equipment, soil, sub-surface strata, air, surface water, or groundwater, whether set forth in applicable law to Real Property such as those of the Stations in the states in which the Real
Property is located, and including without limitation the Comprehensive Environmental Response Compensation and Liability Act (42
U.S.C. ss.ss. 9601 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Resource Conservation and Recovery Act (42
U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C.
ss.ss. 651 et seq.), the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.), and the Safe Drinking Water Act (42 U.S.C.
ss.ss. 300f et seq.), as well as any and all state or local laws that relate to pollution, contamination of the environment, human health or safety, and all past and present regulations, rules, standards, requirements, orders and permits issued thereunder.

         1.62....."Environmental Reports" has the meaning specified in Section 3.9(b).

         1.63....."ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.64....."Estimated Closing Working Capital Amount" has the meaning specified in Section 2.7(a).

         1.65....."Excluded Assets" has the meaning specified in Section 2.3(a).

         1.66....."Existing CBAs" has the meaning specified in Section 3.11(e).

         1.67....."FCC" means the United States Federal Communications Commission and any successor agency.

         1.68....."FCC Application" has the meaning specified in Section 5.11(a).

         1.69....."FCC Consent" has the meaning specified in Section 5.11(a).

         1.70....."FCC Licenses" means the licenses, permits and other authorizations issued to each Station Licensee or its
Affiliates by the FCC primarily with respect to the Stations and their auxiliary facilities, including those set forth below each
Station Licensee's name on Schedule 1.70, together with any additions, renewals, extensions or modifications thereof between the date hereof and the Closing Date.

         1.71....."FCC Rules" has the meaning specified in Section 3.5(b).

         1.72....."GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         1.73....."GE" means General Electric Company, a New York corporation.

         1.74....."Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial body, in each case whether federal, state, county, provincial, local or foreign.

         1.75....."Governmental Consents" means, collectively, the FCC Consent and the HSR Clearance.

         1.76....."Governmental Order" means any statute, rule, regulation, order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by any Governmental Authority of competent jurisdiction.

         1.77....."Group A Closing" has the meaning specified in Section 2.9(a).

         1.78....."Group A Stations" has the meaning specified in the Recitals to this Agreement.

         1.79....."Group A Working Capital Carryover" means an amount equal to the difference between (a) the Estimated Closing
Working Capital Amount or the Closing Working Capital Amount, as the case may be, of the Group A Stations (determined prior to giving effect to the application of Section 2.7(e)) as of the date of the Group A Closing and (b) $12,845,259.

         1.80....."Hazardous Material" means any and all toxic, ignitable, reactive or corrosive substances or substances which are regulated by past, present or future Environmental Laws, including but not limited to dangerous substances, hazardous substances, toxic substances, radioactive substances, waste, hazardous wastes, special wastes, controlled wastes, asbestos, polychlorinated biphenyls, soil vapors, oils, petroleum and petroleum products, hazardous chemicals and any other materials whatsoever which may be harmful to human health or the environment.

         1.81....."HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.82....."HSR Clearance" has the meaning specified in Section 5.11(b).

         1.83....."Hub Services Agreement" means the Hub Services Agreement to be entered into between NBCU and Buyer, substantially in the form of Schedule 1.83.

         1.84....."Indefinite Representations" has the meaning specified in Section 8.1.

         1.85....."Independent Contractor Agreement" has the meaning specified in Section 3.11(d).

         1.86....."Intellectual Property" means all of the following, whether arising under the laws of the United States or any foreign jurisdiction:  (a) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or re-examinations and patents issuing thereon (collectively, "Patents"); (b) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, together with the goodwill associated with any of the foregoing, and all applications and registrations therefor (collectively, "Marks"); (c) copyrights and works of authorship and all registrations and applications therefor (collectively, "Copyrights"); and (d) confidential and proprietary information, including trade secrets, discoveries, research and development, know-how, inventions (whether or not patentable), processes, techniques, technical data, designs, drawings, specifications, databases, and customer lists, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, "Trade Secrets"), but specifically excluding the Trade Names.

         1.87....."Interests" has the meaning specified in the Recitals to this Agreement.

         1.88....."Interruption" has the meaning specified in Section 2.8(c).

         1.89....."Knowledge" with respect to Sellers means the actual knowledge of any officer of Sellers, any General Manager or
Finance Manager of a Station, or any employee of NBCU that has management or oversight responsibility for Station matters.

         1.90....."KPMG" means KPMG LLP, Sellers' independent accountants.

         1.91....."Leased Real Property" means the Seller Real Property or the Company Real Property subject to either a Seller Real
Property Lease or a Company Real Property Lease.

         1.92....."Legal Requirement" has the meaning specified in Section 3.5(a).

         1.93....."Liability" means any debt, obligation or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, conditional, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         1.94....."Liens" means any claim, liability, security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar right), defect of title, or other encumbrance of any kind or character.

         1.95....."Marks" has the meaning specified in the definition of Intellectual Property.

         1.96....."Material Station Contract" means any Station Contract that is (a) an affiliation agreement, (b) a Program
Contract, (c) a retransmission agreement, (d) a sales representation agreement, (e) a Seller Real Property Lease or a Company Real
Property Lease, (f) a contract that relates to any partnership or joint venture to which any Seller or Company is a party or (g) a contract that in any material way restricts the ability of any Station or Company from transacting any line of business or soliciting any clients or employees of any Person.

         1.97....."MVPDs" means multichannel video programming distributors, including but not limited to cable systems, SMATV, open video systems, MMDS, MDS, Broadband Radio Service and DBS systems.

         1.98....."NBC Affiliation Agreement" means the Affiliation Agreement to be entered into between Buyer and NBC Network, substantially in the form of Schedule 1.98.

         1.99....."NBC Network" means the NBC Television Network, a division of NBCU.

         1.100...."NBC Sub" has the meaning specified in the introductory paragraph of this Agreement.

         1.101...."NBCU" means NBC Universal, Inc., a Delaware corporation.

         1.102...."NDA" has the meaning specified in Section 5.3.

         1.103...."News Channel Participation Agreement" means the NBC News Channel Participation Agreement to be entered into between NBC News Channel, Inc. and Buyer, substantially in the form of Schedule 1.103.

         1.104...."Non-Broadcast FCC Licenses" shall mean licenses, including but not limited to business radio licenses and satellite earth station licenses, issued by the FCC and used primarily in the operation of the Stations other than main station licenses issued under Part 73 of the FCC Rules.

         1.105...."Outlet Pension Plans" means, collectively, the Outlet Broadcasting Inc. Retirement Plan, the Pension Plan for
Broadcasting Employees of Station WJAR and the Outlet Communications, Inc. Benefits Trust for Executives.

         1.106...."Owned Real Property" means the Seller Owned Real Property and the Company Owned Real Property.

         1.107...."Organizational Documents" means, with respect to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person.

         1.108...."Partial Application" has the meaning specified in Section 2.9(a).

         1.109...."Patents" has the meaning specified in the definition of Intellectual Property.

         1.110...."Person" means any individual, corporation, partnership, limited liability company or trust.

         1.111...."Permitted Liens" means, collectively, (a) the Assumed Obligations, (b) the shared use arrangements described in
Section 2.4, (c) Liens for Taxes not yet due and payable or due but not delinquent or being contested in good faith, (d) Liens that will be released at or prior to the Closing, including those set forth on Schedule 1.111(d), (e) mechanics Liens and similar Liens incurred in the ordinary course of business with respect to amounts not yet due and payable or due but not delinquent or being contested in good faith, (f) encumbrances described on Section 3.7(a)(ii) of the Seller Disclosure Schedule, and (g) such other easements, covenants, rights of way, building and use restrictions arising as a matter of law, and such other exceptions, reservations and limitations listed on the title reports listed on Schedule 1.111(g) that, to Sellers' Knowledge, do not interfere in any material respect with the conduct of the business of the Stations as conducted on the date hereof, or otherwise affecting the
Real Property that do not in any material respect impair the use thereof in the ordinary course of the business of the Stations or impair the value thereof for such use (excluding any monetary liens).

         1.112...."Program Contracts" means all film and program licenses and contracts under which Sellers or the Companies or their Affiliates have the right to broadcast film product or programs on the Stations, including (a) all cash and non-cash (barter)
program contracts, and (b) any other such program contracts that are entered into between the date hereof and the Closing Date in accordance with Section 5.1.

         1.113...."Purchase Price" has the meaning specified in Section 2.6.

         1.114...."Purchase Price Notice" has the meaning specified in Section 2.7(a).

         1.115...."Purchased Assets" has the meaning specified in Section 2.2(a).

         1.116...."Purchased Intellectual Property" means all Intellectual Property owned or Controlled by Sellers and used by
Sellers exclusively in the operation of the Stations and all domain names owned by any Affiliates of Sellers or the Companies that do not include a Trade Name and as of the date of this Agreement are used exclusively in connection with the operation of a website for any Station.

         1.117...."Real Property" means the Owned Real Property and the Leased Real Property.

         1.118...."Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Real Property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or other Real Property.

         1.119...."Replacement Contract" has the meaning specified in Section 2.4(b).

         1.120...."Representatives" has the meaning specified in Section 5.9(a).

         1.121...."Required Consents" has the meaning specified in Section 5.7(a).

         1.122...."Restrictions" has the meaning specified in Section 5.16(b).

         1.123...."Restrictive Covenants" has the meaning specified in Section 3.11(d).

         1.124...."Retained Obligations" has the meaning specified in Section 2.5(c).

         1.125...."SEC" has the meaning specified in Section 5.2(f).

         1.126...."Seller Ancillary Agreements" means the Ancillary Agreements to which any Seller or an Affiliate of any Seller
(other than the Companies) is to be a party.

         1.127...."Seller Disclosure Schedule" has the meaning specified in Article 3.

         1.128...."Seller Material Adverse Effect" means, when taken individually or together with all other adverse events, changes and effects, (a) any event, change or effect that prevents or is reasonably likely to prevent Sellers or their Affiliates from consummating the transactions contemplated by this Agreement or otherwise to prevent Sellers or their Affiliates from performing their obligations under this Agreement or (b) any event, change or effect that has had or is reasonably likely to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the
Stations, taken as a whole, other than any effect arising out of, resulting from or attributable to (i) changes in conditions in the
United States or global economy or capital or financial markets generally, to the extent that such changes do not have a materially disproportionate effect on the Stations, (ii) changes in law or in legal, regulatory, political, economic or business trends or conditions that, in each case, generally affect the industries in which Sellers conduct business and do not have a materially disproportionate effect on the Stations, (iii) changes in GAAP or regulatory accounting principles after the date of this Agreement,
(iv) the announcement of this Agreement or the consummation of the transactions contemplated hereby, (v) actions required to be taken or not to be taken pursuant to this Agreement or taken with Buyer's consent, (vi) the effect of any action taken by Buyer or its Affiliates with respect to the transactions contemplated hereby, (vii) changes in current conditions caused by acts of terrorism or war, or (viii) the ratings obtained by any program presented by any Station or by the NBC Network or any Station or
NBC Network decision to present or cancel any program or programs; provided that the fact that the Stations may fail to achieve any financial or rating projections or estimates shall not in and of itself be deemed to constitute a Seller Material Adverse Effect.

         1.129...."Seller Owned Real Property" means the Seller Real Property owned by Sellers.

         1.130...."Seller Real Property" means all real property, leasehold interests, easements, estates and other real estate interests and improvements of every kind and description, together with all buildings, structures and improvements of every nature located thereon, including fixtures, auxiliary and translator facilities, transmitting towers, transmitters and antennae, that are owned, leased, used or held for use by Sellers and their Affiliates primarily in connection with the business and operation of the
Stations as of the date hereof, including the assets set forth on Schedule 1.130, plus such additions thereto acquired between the date hereof and the Closing as permitted by and subject to the terms of this Agreement.

         1.131...."Seller Real Property Leases" has the meaning specified in Section 3.7(b).

         1.132...."Sellers" has the meaning specified in the introductory paragraph to this Agreement.

         1.133...."Sellers' LCs" has the meaning specified in Section 2.3(a)(xiii).

         1.134...."Shared Contracts" has the meaning specified in Section 2.4(a).

         1.135...."Shared Contract Station Obligations" has the meaning specified in Section 2.4(a).

         1.136...."Shared Contract Station Rights" has the meaning specified in Section 2.4(a).

         1.137...."Stated Amount" means Seven Million Seven Hundred Thirty-Six Thousand Five Hundred Sixty-Three Dollars
($7,736,563), subject to the provisions of Section 2.7(g).

         1.138...."Statement of Closing Working Capital" has the meaning specified in Section 2.7(b).

         1.139.... "Station Contracts" means all orders and agreements for the sale of advertising time on the Stations for cash, all trade, barter and similar agreements for the sale of advertising time on the Stations other than for cash (including Program
Contracts), and all other contracts, agreements and leases used in the Stations' business or to which any of the Sellers or the
Companies is a party or to which any of their Affiliates are a party on behalf of or for the benefit of any of the Stations, together with all such orders, contracts, agreements and leases made between the date hereof and the Closing Date in accordance with Section 5.1, but excluding all collective bargaining agreements and all agreements for personal services (all of which are addressed in Employee Matters); provided, however, that Station Contracts shall not include any of the agreements set forth on
Section 3.20 of the Seller Disclosure Schedule.

         1.140...."Station Licensee" means with respect to (i) WVTM, WVTM LicenseCo; (ii) WJAR, WJAR LicenseCo; (iii) WNCN, WNCN
LicenseCo; and (iv) WCMH, WCMH LicenseCo.

         1.141...."Stations" has the meaning specified in the Recitals to this Agreement.

         1.142...."Station Policies" has the meaning specified in Section 2.2(a).

         1.143...."Stations' Materials" means all audiovisual works, audio recordings, musical works, still and moving pictures or images, graphics or other artworks, and literary or text works, whether or not such materials would qualify for copyright protection, that (i) were created by or for any Station as of the date of this Agreement, and (ii) which are Purchased Intellectual
Property transferred to Buyer under this Agreement.

         1.144...."Stock" has the meaning specified in the Recitals to this Agreement.

         1.145...."Tangible Personal Property" means, with respect to the Stations, all of Sellers' and their Affiliates' machinery, equipment, tools, transmitters, antennas, cables, towers, vehicles, furniture, office equipment, fixtures, spare parts and other tangible personal property of every kind and description that are owned, leased, used or held for use primarily in the operation of the Stations, including, without limitation, those listed on Schedule 1.145, except for any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business as permitted by and subject to the terms of this
Agreement, plus any additions thereto made between the date hereof and the Closing Date.

         1.146...."Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto imposed by a taxing authority.

         1.147...."Taxing Authority" has the meaning specified in Section 3.6(a).

         1.148...."Tax Return" means any return, declaration, report, claim for refund or information return or statement or attachment thereto, and including any amendment thereof required to be filed with a taxing authority in respect of any Taxes.

         1.149...."TMA" means the Tax Matters Agreement dated as of April 6, 2006 among Sellers and Buyer.

         1.150...."Trade Names" has the meaning specified in Section 2.3(a)(iv).

         1.151...."Trade Secrets" has the meaning specified in the definition of Intellectual Property.

         1.152...."Transition Services Agreement" means the Transition Services Agreement contemplated to be entered into between
NBCU and Buyer, in a form to be agreed pursuant to Section 5.20.

         1.153...."TVSD" means the television stations division of NBCU.

         1.154...."Unaudited Balance Sheet" has the meaning specified in Section 3.14.

         1.155...."Unaudited Interim Period Financial Statements" has the meaning specified in Section 5.2(f).

         1.156...."Upset Date" has the meaning specified in Section 9.1(e).

         1.157...."U.S. Parent Plans" means the Employee Plans maintained by Sellers or any of their Affiliates other than such
Employee Plans that exclusively cover Business Employees.

         1.158...."WCMH" has the meaning specified in the Recitals to this Agreement.

         1.159...."WCMH LicenseCo" has the meaning specified in the introductory paragraph to this Agreement.

         1.160...."WeatherPlus Affiliation Agreement" means the Weather Plus Network Affiliation Agreement to be entered into between NBC Weather Plus Network LLC and Buyer in substantially the form of Schedule 1.160, and the addendum thereto regarding
"WeatherPlus.com".

         1.161...."WJAR" has the meaning specified in the Recitals to this Agreement.

         1.162...."WJAR Lease Agreement" has the meaning specified in Section 8.11(c).

         1.163...."WJAR LicenseCo" has the meaning specified in the introductory paragraph to this Agreement.

         1.164...."WNCN" has the meaning specified in the Recitals to this Agreement.

         1.165...."WNCN LicenseCo" has the meaning specified in the introductory paragraph to this Agreement.

         1.166...."Working Capital" means, with respect to the Statement of Closing Working Capital, the difference, if any, between the book value of the current assets and the book value of the current liabilities of the Stations (including the Companies), determined as provided for in Section 2.7(f), as set forth on a Working Capital Balance Sheet as of the Adjustment Time and, with respect to the Purchase Price Notice, Sellers' good faith estimate (as per Section 2.7(a)) as to the difference, if any, between the book value of such current assets and the book value of such current liabilities determined in accordance with the foregoing as would be set forth on a Working Capital Balance Sheet as of the Adjustment Time.  For the avoidance of doubt, in every case
(including Accounts Receivable), book value means the amount reflected on a balance sheet, net of any applicable reserve.
Notwithstanding anything to the contrary contained herein, the term Working Capital shall not include any income Tax assets or liabilities.

         1.167...."Working Capital Balance Sheet" means a balance sheet that is prepared in accordance with Section 2.7(f) and includes only the current assets and current liabilities, as described and determined in accordance with the definition of "Working
Capital," associated with the Assets, the Assumed Obligations and the liabilities of the Companies, excludes the Excluded Assets, the Retained Obligations and the Company Retained Assets and any associated current assets and current liabilities, and is prepared on a consistent basis from financial information contained in the books and records regularly maintained by the Stations and TVSD.

         1.168...."WVTM" has the meaning specified in the Recitals to this Agreement.

         1.169...."WVTM LicenseCo" has the meaning specified in the introductory paragraph to this Agreement.

                                                               ARTICLE 2
                                                           PURCHASE AND SALE

         2.1......Purchase and Sale of the Stock.  On the terms and subject to the conditions hereof, at the Closing, Outlet shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Outlet, all right, title and interest of Outlet in and to the Stock free and clear of all Liens.

         2.2......Purchase and Sale of the Purchased Assets.

                  (a)      On the terms and subject to the conditions hereof, at the Closing, except as set forth in this Section
         2.2, Section 2.3(a) and Section 2.4, Sellers shall, and shall cause their Affiliates to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Sellers and their Affiliates, all right, title and interest of
         Sellers and their Affiliates in and to the assets and properties of Sellers and their Affiliates, real, personal and mixed, tangible and intangible, of every kind, nature and description that are owned, leased, used or held for use by Sellers and their Affiliates primarily in connection with the operation of the Stations, including the following assets and properties and all such assets and properties acquired between the date hereof and the Closing Date as permitted by and subject to the terms of this Agreement, in each case, free and clear of all Liens other than Permitted Liens (collectively, the "Purchased
         Assets"; it being understood that the Purchased Assets shall not include any Excluded Assets):

                            (i)      the insurance policies held directly by each Station and set forth on Schedule 2.2(a)(i), other than any cash value life insurance policy (the "Station Policies");

                            (ii)     Accounts Receivable;

                            (iii)    all deposits relating to the Stations paid by any Seller or Affiliate of any Seller on or prior to the Closing, all prepaid expenses relating to the Stations and all other current assets arising prior to the
                    Closing in connection with the operation and business of the Stations listed on Schedule 2.2(a)(iii) or that are taken into account in the determination of Working Capital;

                            (iv)     the Tangible Personal Property;

                            (v)      the Seller Real Property (including the Seller Owned Real Property and the Seller Real Property
                    subject to a Seller Real Property Lease that is an Assumed Station Contract);

                            (vi)     the Assumed Station Contracts (excluding the Shared Contracts) and the Shared Contracts Station
                    Rights (subject to Section 2.4);

                            (vii)    the Employment Agreements, Independent Contractor Agreements and Restrictive Covenants pursuant to Employee Matters;

                            (viii)   the Purchased Intellectual Property;

                            (ix)     the Books and Records;

                            (x)      all FCC Licenses relating to the Stations, any additions, renewals and extensions thereto between the date hereof and the Closing Date as permitted by and subject to the terms of this Agreement, and all applications for modification, extension or renewal thereof, and any pending applications for new FCC Licenses;

                            (xi)     to the extent transferable under applicable law, Business Licenses;

                            (xii)    all Internet domain names exclusively relating to the Stations, other than any domain names that incorporate any Trade Names;

                            (xiii)   all lists, documents, written information and computer tapes and programs and other computer related media owned or Controlled by Sellers and used by or in the possession of Sellers and their Affiliates concerning past, present and potential purchasers of advertising or services exclusively from a Station (but which does not include the foregoing relating to NBCU national customers);

                            (xiv)    all proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics owned or Controlled by
                    Sellers and exclusively relating to the business and operation of the Stations;

                            (xv)     all jingles, slogans, commercials and other promotional materials owned by Sellers and created primarily for the Stations (but which does not include general marketing materials for TVSD); and

                            (xvi)    all of Sellers' and Affiliates' goodwill (if any) in, and going concern value of, the Stations.

                  (b)      For the avoidance of doubt, it is intended that the assets and properties owned or held by Birmingham
         Assets and the Subsidiary will be acquired by Buyer indirectly through the acquisition of the Stock and the Interests, respectively, and accordingly are not included within the meaning of the term "Purchased Assets."

                  (c)      If, prior to or after Closing, Sellers notify Buyer that one or more Station Contracts that was in effect on the date of this Agreement and Sellers intended to be listed on Schedule 1.14, or one or more Shared Contracts that was in effect on the date of this Agreement and Sellers intended to be listed on Schedule 1.13, was inadvertently omitted, then, subject to Buyer's consent (which, in the case of Station Contracts and Shared Contacts entered into in the ordinary course of business, shall not be unreasonably withheld), such Station Contract or Shared Contract shall for all purposes of this Agreement be deemed to be an Assumed Station Contract or an Assumed Shared Contract, as the case may be.

         2.3      Excluded Assets and Company Retained Assets.

                  (a)       Notwithstanding anything to the contrary contained herein, the Purchased Assets shall not include the following (collectively, the "Excluded Assets"):

                            (i)      Cash;

                            (ii)     the Outlet Pension Plans;

                            (iii)    all insurance policies other than Station Policies, contracts of insurance, all coverage and proceeds thereunder and all rights in connection therewith, including without limitation rights arising from any refunds due with respect to insurance premium payments to the extent related to such insurance policies;

                            (iv)     Sellers' and their Affiliates' corporate and trade names, trademarks, owned music and graphics unrelated to the local operation of the Stations (including, without limitation, "NBC", "NBC Universal",
                    "National Broadcasting Company" and the other trade names listed on Schedule 2.3(a)(iv)) (the "Trade Names"), charter documents, and books and records relating to the organization, existence or ownership of Sellers, duplicate copies of the records of the Stations, and all records not relating primarily to the operation of the
                    Stations;

                            (v)      all tangible and intangible personal property of Sellers retired or disposed of between the date of this Agreement and the Closing Date in accordance with Section 5.1;

                            (vi)     all Station Contracts that are Shared Contracts (other than Shared Contract Station Rights), all Station Contracts that are not Assumed Station Contracts, all agreements set forth on Section 3.20 of the
                    Disclosure Schedule and all Station Contracts that are terminated or expire and are not renewed prior to the
                    Seller Closing Date in accordance with Section 5.1;

                            (vii)    all agreements for personal services not to be assumed by Buyer under the terms of the Employee
                    Matters exhibit;

                            (viii)   all computer software and programs used in the operation of the Stations that are not transferable (including, without limitation, GE PowerSuite);

                            (ix)     all rights and claims of Sellers, whether mature, contingent or otherwise, against third parties( A) with respect to the Stations and the Purchased Assets, to the extent arising during or attributable to any period prior to the Closing, or (B) with respect to the Retained Obligations or the Excluded Assets;

                            (x)      any claim, right or interest in or with respect to any refund, rebate, abatement, credit or other recovery for Taxes of Sellers or any of their Affiliates, together with any interest due thereon or penalty rebate arising therefrom, to the extent provided in the TMA;

                            (xi)     all computers and other assets not located at the Stations, and any centralized server facilities, data links, payroll system and other operating systems and related assets that are used in the operation of multiple television stations by TVSD (including, without limitation, GE PowerSuite);

                            (xii)    all intercompany or intracompany obligations, including any intercompany or intracompany receivable cash balances between any Seller and any of its Affiliates or between any of Sellers' Affiliates other than Accounts Receivable;

                            (xiii)   all letters of credit, performance bonds, guarantees in lieu of letters of credit and performance bonds and other similar contractual obligations entered into by or on behalf of any of the Sellers or any of their Affiliates in connection with the Stations (together, the "Sellers' LCs");

                            (xiv)    any assets used primarily by any television stations owned by NBCU other than the Stations and any authorizations, permits or licenses issued by the FCC that are used primarily by any NBCU-operated programming service or television station other than the Stations;

                            (xv)     any Intellectual Property owned or controlled by any Seller or NBCU, other than the Purchased
                    Intellectual Property;

                            (xvi)    the assets described on Schedule 2.3(a)(xvi); and

                            (xvii)   any Tax Returns or other documents relating to Taxes (except as set forth in the TMA).

                  (b)      At or prior to the Closing, Outlet shall cause the Companies to distribute or assign all or any portion of the Company Retained Assets to Outlet or an Affiliate of Outlet.  In addition, the Sellers and the Companies will take such actions as are necessary to ensure that the Companies shall have no Debt as of the Closing (including the Debt represented by the intercompany loans).  After the Closing, Buyer shall cause the Companies from time to time, at the request of and without further cost or expense to Outlet, to take all actions as may be necessary to convey the Company
         Retained Assets to Outlet or a designated Affiliate of Outlet, free and clear of Liens other than Permitted Liens or Liens attributable to any period prior to the Closing.

         2.4      Station Contracts.

                     (a)      Certain Station Contracts, including those set forth on Schedule 2.4, may be used in the operation of television stations or other businesses that will continue to be owned by Sellers or their Affiliates (the "Shared
            Contracts") after the Closing.  Except as set forth on Schedule 2.4(a), the Purchased Assets shall include those rights relating to one or more of the Stations which arise under an Assumed Shared Contract, subject to the terms and conditions of such Assumed Shared Contract (such rights, the "Shared Contract Station Rights"), and the Assumed
            Obligations shall include those obligations relating to one or more of the Stations which arise under an Assumed Shared
            Contract, subject to the terms and conditions of such Assumed Shared Contract (such obligations, the "Shared Contract
            Station Obligations").  All rights and obligations which arise under a Shared Contract other than the Shared Contract
            Station Rights and the Shared Contract Station Obligations shall be included in the Excluded Assets, the Company
            Retained Assets and the Retained Obligations, as applicable.  The rights and obligations under the Assumed Shared
            Contracts shall be equitably allocated among television stations in accordance with the following equitable allocation principles:
                            (i)      any allocation set forth in the Assumed Shared Contract shall control;

                            (ii)     if none, then any allocation previously made by Sellers in the ordinary course of Station operations and disclosed to Buyer shall control;

                            (iii)    if none, then the quantifiable proportionate benefit to be received by the parties after the
                    Closing Date (to be determined by mutual good faith of Sellers and Buyer) shall control; and

                            (iv)     if not quantifiable, then reasonable accommodation (to be determined by mutual good faith of
                    Sellers and Buyer) shall control.

                     (b)      If designated by Sellers, such allocation will occur by termination of the Assumed Shared Contract and execution of new contracts.  Completion of documentation of any such allocation is not a condition to the Closing.  As soon as practicable after the execution of this Agreement, but in any event no later than thirty (30) days after such execution, the parties shall make appropriate requests and shall use commercially reasonable efforts (subject to Section 5.11(d)) to obtain as expeditiously as possible reasonably comparable replacement or separated contracts that provide the Shared
         Contract Station Rights and Shared Contract Station Obligations for the benefit of Buyer and the Stations (each, a
         "Replacement Contract").  Buyer, on the one hand, and Sellers on the other hand, shall each be responsible for and pay one-half off all administrative or processing fees imposed by any Person pursuant to the terms of the relevant Assumed
         Shared Contract as a condition to processing any Replacement Contract requests.  Except as otherwise agreed by Sellers and
         Buyer, Buyer shall not be required to accept or agree to any Replacement Contract which contains any different terms than the relevant Assumed Shared Contract that would make, or are reasonably likely to make, the Replacement Contract materially more onerous in the aggregate or that would materially reduce, or are reasonably likely to materially reduce, the benefits available under the Assumed Shared Contract to which the Replacement Contract relates.

                  (b)      Obtaining Replacement Contracts for the Assumed Shared Contracts is not a condition to the Closing.
         In the event a Replacement Contract for an Assumed Shared Contract is not obtained by the Closing and the Closing occurs,
         Sellers will, if and to the extent Buyer shall request, use commercially reasonable efforts to cooperate with Buyer in effecting a lawful and commercially reasonable arrangement under which Buyer shall receive benefits under the Assumed
         Shared Contract corresponding to the Shared Contract Station Rights from and after the Closing, and, to the extent of the benefits received, Buyer shall pay and perform Sellers' obligations arising under the Assumed Shared Contract corresponding to the Shared Contract Station Obligations from and after the Closing in accordance with its terms.

         2.5      Assumption of Obligations.

                  (a)      Except as set forth in Section 2.5(b) below, Buyer expressly does not, and shall not, assume or be deemed to have assumed under this Agreement or by reason of any transactions contemplated hereunder any Liabilities or obligations of Sellers of any nature whatsoever, including the Retained Obligations.

                  (b)      On the Closing Date, Buyer shall assume, and shall timely pay, perform and discharge when due, the following Liabilities (collectively, the "Assumed Obligations"):

                           (i)      all Liabilities that are related to or arise in connection with the business or operations of the Stations, the Companies and the Purchased Assets by Buyer after, and related to the period after, the Closing under the Assumed Station Contracts (subject to Section 2.4), the FCC Licenses and the Shared Contract Station
                  Obligations;

                           (ii)     all Liabilities that are related to or arise in connection with the business or operations of the Stations, the Companies and the Purchased Assets by Buyer after, and related to the period after, the Closing under the Replacement Contracts;

                           (iii)    all Liabilities to be assumed by Buyer in Employee Matters;

                           (iv)     all Liabilities for Taxes with respect to the Purchased Assets to the extent provided in the
                  TMA; and

                           (v)      all Liabilities taken into account in the determination of Working Capital.

                  (c)      Sellers and their Affiliates shall retain and shall pay and discharge when due all Liabilities of Sellers and their Affiliates that are not Assumed Obligations (the "Retained Obligations"), including:

                            (i)      any and all Liabilities related to or arising in connection with, the conduct of the business and operations of the Stations or the ownership of the Stations or the Purchased Assets prior to the Closing;

                           (ii)     all Liabilities of Sellers and their Affiliates to the extent not arising out of or relating to the business and operation of the Stations, including those arising out of or relating to the operation or ownership by Sellers or any of their Affiliates of the Excluded Assets or the conduct of any businesses other than that of the Stations and including all Liabilities arising under the Shared Contracts other than Shared
                  Contract Station Obligations;

                           (iii)    all Liabilities for Taxes with respect to the Purchased Assets to the extent provided in the

                  TMA;
                           (iv)     all Liabilities of Sellers arising out of or relating to the obligations of Sellers under this
                  Agreement;

                           (v)      all intercompany or intracompany obligations and Liabilities and all obligations and Liabilities due from Sellers to any Affiliate of Sellers other than (A) accounts payable of the Stations and (B) any other obligations of the Stations to pay cash for goods or services sold or provided by any Affiliate of Sellers to any
                  Station and that, in each case, are taken into account in the determination of Working Capital;

                           (vi)     all Debt of the Sellers, their Affiliates and the Companies;

                           (vii)    all Liabilities related to the Employee Plans, except to the extent specifically provided in
                  Employee Matters, and all other Liabilities to be retained by Sellers and their Affiliates to the extent provided in Employee Matters;

                           (viii)   all Liabilities to current or former employees of, or individuals performing personal services as independent contractors to, the Stations arising prior to the Closing or as a result of the consummation of the transactions contemplated by this Agreement, except to the extent specifically provided in Employee Matters;

                           (ix)     all Liabilities under Station Contracts that are not Assumed Station Contracts (subject to
                  Section 5.7) or Shared Contract Station Obligations; and

                           (x)      all Liabilities described on Schedule 2.5(c)(x).

         2.6      Purchase Price.  The purchase price for the Purchased Assets and the Stock (excluding Working Capital) shall be
                  Five Hundred Ninety-Five Million Dollars ($595,000,000) (the "Base Price"), as such amount may be adjusted pursuant to the provisions of Section 2.7 (the Base Price, as adjusted pursuant to Section 2.7 and decreased by the Stated Amount, being, the "Purchase Price").  The agreed allocation of the Base Price and the Stated Amount for the Group A Stations and WVTM is set forth below:


            Station                        Base Price Allocation         Stated Amount Allocation

            Group A Stations               $555,000,000                  $4,759,477

            WVTM                           $40,000,000                   $2,977,086


At the Closing, Buyer shall pay to Sellers (a) the Base Price, (b) increased by, if positive, or decreased by, if negative, the
Estimated Closing Working Capital Amount and (c) decreased by the Stated Amount (such amount being, the "Closing Payment") by wire transfer of immediately available funds to an account designated by Sellers not less than two business days prior to the Closing
Date.

         2.7      Adjustment of the Purchase Price.

                  (a)      Purchase Price Notice; Estimated Closing Working Capital.  Not less than three business days prior to the
         Closing Date, Sellers shall deliver to Buyer a notice (the "Purchase Price Notice") which sets forth (i) Sellers'
         preliminary good faith estimate as to the anticipated amount of Working Capital as of the Closing Date (such estimate of
         Working Capital as of the Closing Date being, the "Estimated Closing Working Capital Amount"); provided that the amount set forth in the Purchase Price Notice shall have taken into account the application of Section 2.7(e), and (ii) the calculation oio the Closing Payment.

                  (b)      Statement of Closing Working Capital.  As promptly as practicable, but in any event within ninety (90)
          days following the Closing Date, Buyer shall deliver to Sellers a statement of Working Capital as of the Adjustment Time
          (the "Statement of Closing Working Capital").

                  (c)      Disputes.

                           (i)      Subject to clause (ii) of this Section 2.7(c), the Statement of Closing Working Capital
                  delivered by Buyer to Sellers shall be final, binding and conclusive on the parties hereto.

                           (ii)     Sellers may dispute any amounts reflected on the Statement of Closing Working Capital; provided, however, that Sellers shall have notified Buyer in writing of each disputed item, specifying the estimated amount thereof in dispute, if known or determinable, and setting forth, in reasonable detail, the basis for such dispute within twenty (20) business days of Buyer's delivery of the Statement of Closing Working Capital to Sellers.  In
                  the event of such a dispute, Buyer and Sellers shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto.  If Buyer and
                  Sellers are unable to reach a resolution with such effect within twenty (20) business days after the receipt by
                  Buyer of Sellers' written notice of dispute, either Buyer, on the one hand, or Sellers, on the other hand, may submit the items remaining in dispute for resolution to the Arbitrating Firm, which shall, within twenty (20)
                  business days after such submission, determine and report to Buyer and Sellers upon such remaining disputed items, and such report shall be final, binding and conclusive on Buyer and Sellers.  In making its final determination, the Arbitrating Firm shall make such determination in accordance with the relevant provisions of this Agreement and shall not award an amount more favorable to Buyer than the amount claimed by Buyer on the Statement of Closing
                  Working Capital or more favorable to Sellers than the amount claimed by Sellers in its notice of dispute.  The fees and disbursements of the Arbitrating Firm shall be allocated equally between Buyer, on the one hand, and
                  Sellers, on the other hand.

                           (iii)    In acting under this Agreement, the Arbitrating Firm shall be entitled to the privileges and immunities of arbitrators.

                  (d)      Purchase Price Adjustment.  The Statement of Closing Working Capital shall be deemed final for the purposes of this Section 2.7 upon the earliest of (i) the failure of Sellers to notify Buyer of a dispute within twenty
         (20) business days of Buyer's delivery of the Statement of Closing Working Capital to Sellers, (ii) the written resolution of all disputes, pursuant to Section 2.7(c)(ii), by Buyer and Sellers, and (iii) the written resolution of all disputes, pursuant to Section 2.7(c)(ii), by the Arbitrating Firm.  Within three (3) business days of the Statement of Closing
         Working Capital being deemed final, an adjustment for purposes of the Purchase Price shall be made as follows:

                           (i)      in the event that the Closing Working Capital Amount (after giving effect to the application of
                  Section 2.7(e)) is less than the Estimated Closing Working Capital Amount reflected in the Purchase Price Notice, then Sellers shall, within three (3) business days of such determination, pay the amount of such difference to
                  Buyer by wire transfer in immediately available funds;

                           (ii)     in the event that the Closing Working Capital Amount (after giving effect to the application of
                  Section 2.7(e)) exceeds the Estimated Closing Working Capital Amount reflected in the Purchase Price Notice, then
                  Buyer shall, within three (3) business days of such determination, pay the amount of such difference to Sellers by wire transfer in immediately available funds; and

                           (iii)    in the event that the Closing Working Capital Amount (after giving effect to the application of
                  Section 2.7(e)) equals the Estimated Closing Working Capital Amount reflected in the Purchase Price Notice, then no adjustment shall be made.

                  (e)      For purposes of determining the Purchase Price, the Closing Payment, and any amount payable by the parties under Section 2.7(d), (i) if the Estimated Closing Working Capital Amount, as determined before giving effect to this provision, exceeds Fifteen Million Dollars ($15,000,000), then the Estimated Closing Working Capital Amount shall be deemed to be Fifteen Million Dollars ($15,000,000) and such amount shall be set forth as the Estimated Closing Working
         Capital Amount in the Purchase Price Notice; and (ii) if the Closing Working Capital Amount, as determined before giving effect to this provision, exceeds Fifteen Million Dollars ($15,000,000), then the Closing Working Capital Amount shall be deemed to be Fifteen Million Dollars ($15,000,000) for purposes of the adjustment provided in Section 2.7(d).  This provision only affects the calculation of the Closing Payment and the amount, if any, to be paid by Sellers on the one hand, or Buyer on the other hand, under Section 2.7(d) and does not affect Buyer's right to acquire all of the working capital assets included in the Purchased Assets or the Company Assets in accordance with the other provisions of this
         Agreement.

                  (f)      Schedule 2.7(f) sets forth the calculation of Working Capital, as determined in accordance with the provisions of this Agreement, assuming the Closing Date were December 31, 2005.  Amounts included in the Working Capital calculation on Schedule 2.7(f) were extracted from financial statements that were produced in accordance with GAAP.  The parties agree that for purposes of preparing the Working Capital Balance Sheet, the Statement of Closing Working Capital
         and the Estimated Closing Working Capital Amount (as set forth on the Purchase Price Notice), (i) Working Capital shall be determined in accordance with GAAP (subject to the omission of footnotes and standard year-end adjustments which are not material), except with respect to the determination of the following (which shall not be determined in accordance with
         GAAP): (A) bad debt reserve and liabilities with respect to lease obligations, which shall be determined in accordance with the principles and methodologies historically used by NBCU in determining such amounts and (B) liabilities with respect to accrued vacation, which shall be deemed to be equal to the Accrued Vacation Liability and (ii) such statements shall be presented using the same accounts and line items as set forth on Schedule 2.7(f).

                  (g)      For purposes of entering into this Agreement, the portion of the Stated Amount based on the aggregate
         Retiree Medical & Life Expense and Holiday/Vacation Expense (as defined in Employee Matters) has been assumed to be
         $5,736,563.  However, the parties agree that the Retiree Medical & Life Expense and Holiday/Vacation Expense shall be finally determined in accordance with accurate current and historical data regarding the Transferred Employees, their spouses and dependents and reasonable actuarial methodologies and assumptions.  As soon as practicable after the Closing,
         Sellers and Buyer shall cooperate with each other in finally determining the Retiree Medical & Life Expense and
         Holiday/Vacation Expense and shall afford each other reasonable access to information reasonably required by them to make such determination.

                           (i)      If Buyer and Sellers are unable to reach a resolution by the time they have finally determined the Closing Working Capital Amount, either Buyer, on the one hand, or Sellers, on the other hand, may submit the items remaining in dispute for resolution to the Actuarial Firm, which shall, within twenty (20) business days after such submission, determine and report to Buyer and Sellers upon such remaining disputed items, and such report shall be final, binding and conclusive on Buyer and Sellers.  The fees and disbursements of the Actuarial
                  Firm shall be allocated equally between Buyer, on the one hand, and Sellers, on the other hand.  In acting under this Agreement, the Actuarial Firm shall be entitled to the privileges and immunities of arbitrators.

                           (ii)     If the amount of the Retiree Medical & Life Expense and Holiday/Vacation Expense as finally determined pursuant to the foregoing provisions of this Section 2.7(g):

                                    (A)  is less than $5,736,563, then Buyer shall, within three (3) business days of such determination, pay the amount of such difference to Sellers by wire transfer in immediately available funds;

                                    (B)  exceeds $5,736,563, then Sellers shall, within three (3) business days of such determination, pay the amount of such difference to Buyer by wire transfer in immediately available funds; and

                                    (C)  equals $5,736,563, then no adjustment shall be made.

                  (h)      Group A Closing; WVTM Closing.  In the event of the Group A Closing as provided in Section 2.9, the provisions of this Section 2.7 and the defined terms used in this Section 2.7 shall apply with respect to the Group A
         Stations in connection with the Group A Closing.  In the event of the WVTM Closing as provided in Section 2.9, the provisions of this Section 2.7 and the defined terms used in this Section 2.7 shall apply with respect to WVTM in connection with the WVTM Closing.

         2.8      Closing.

                  (a)      Subject to the satisfaction or waiver of the conditions set forth in Article 6 and Article 7, the consummation of the sale and purchase of the Purchased Assets and Stock provided for in this Agreement (the "Closing")
         shall take place at 10:00 a.m., local time, at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York,
         New York 10022, on the fifth (5th) business day after the date of the FCC Consent pursuant to the FCC's initial order
         (or on such other day after such consent as Buyer and Sellers may mutually agree).

                  (b)      Notwithstanding anything contained in Section 2.8(a), if on the date on which the Closing would otherwise be required to take place pursuant to Section 2.8(a), any act of terrorism or war or Act of God has occurred or is occurring, the result of which is that Buyer is unable to obtain funds for the Purchase Price on such date, then either
         Sellers or Buyer may, at their option, postpone the date on which the Closing is required to take place for up to fifteen
         (15) days by providing prompt written notice to the other party, and the new date for the Closing shall be set by Buyer and
         Sellers on at least two (2) business days' written notice to Sellers of when funds are available.  If the new date would extend the date for the Closing beyond the Upset Date, then the Upset Date shall be extended to the day after such fifteenth (15th) day or other date agreed to for the Closing, as applicable.  The Closing may be postponed pursuant to the provisions of this Section 2.8(b) only once (or, if there is to be a Group A Closing, once with respect to the Group A
         Closing and once with respect to the WVTM Closing).  If Buyer or Sellers elect to postpone the date for the Closing pursuant to this Section 2.8(b), the condition to Closing set forth in Section 7.6 (No Seller Material Adverse Effect)
         shall be deemed waived as to all matters occurring or arising after the original date scheduled for the Closing; provided, that nothing herein shall be deemed to waive any party's rights prior to such election (and, if the election is made with respect to a Group A Closing, it shall be deemed waived only with respect to the Group A Stations and not with respect to
          WVTM).

                  (c)      Notwithstanding anything contained in Section 2.8(a), if on the date on which the Closing would otherwise be required to take place pursuant to Section 2.8(a), the regular broadcast transmissions of any Station is operating at a power level of less than eighty percent (80%) of its maximum authorized facilities (other than reduced-power operation of the digital facilities of any Station pursuant to special temporary authorization issued by the FCC) (an "Interruption"), then the Closing shall be postponed until such Station returns to the air and is operating at a power level of at least 80%
         of its maximum authorized facilities and the new date for the Closing shall be a date as Buyer and Sellers may mutually agree but not later than the fifth (5th) business day thereafter.

         2.9      Group A Closing; WVTM Closing.  Notwithstanding anything in this Agreement to the contrary:

                  (a)      The FCC Application shall consist of separate applications (each, a "Partial Application") for each
         Station, and the transactions contemplated by this Agreement shall be consummated as follows:  (i) if the Partial
         Applications are granted concurrently, a single Closing shall be held pursuant to Section 2.8 or (ii) if the Partial
         Applications are not granted concurrently, then subject to, and upon the granting of the FCC Consent with respect to all of the Partial Applications for the Group A Stations, a closing of the sale and purchase of the Purchased Assets with respect to the Group A Stations shall be held with respect to the Group A Stations pursuant to Section 2.9(b) (the "Group A
         Closing") and if the Partial Application for WVTM has not then been granted, upon the subsequent granting of the FCC
         Consent with respect to the Partial Application for WVTM, a closing of the sale and purchase of the Stock and Purchased
         Assets with respect to WVTM shall be held with respect to WVTM pursuant to Section 2.9(b) (the "WVTM Closing").

                  (b)      The Group A Closing and the WVTM Closing shall each take place at 10:00 a.m., local time, at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, on the fifth (5th) business day after the date the the last FCC Consent with respect to the Group A Stations or WVTM, as the case may be, is granted (or on such other earlier or later day after such consent as Buyer and Sellers may mutually agree), subject to the satisfaction or waiver of the conditions set forth in Article 6 and Article 7, provided, however, that, after the Group A Closing has occurred, the
         WVTM Closing shall be subject to the satisfaction or waiver of the conditions set forth in Article 6 and Article 7, which will automatically be deemed modified appropriately to apply only to WVTM, and for this purpose the condition to Closing set forth in Section 7.6 (No Seller Material Adverse Effect) shall be applied with respect to WVTM individually and not the
         Stations taken as a whole.

                           (i)      At the Group A Closing, Buyer shall pay Sellers the portion of the Base Price set forth in
                  Section 2.6 for the Group A Stations, as such amount is increased by, if positive, or decreased by, if negative, the Estimated Closing Working Capital Adjustment, decreased by the portion of the Stated Amount set forth in
                  Section 2.6 for the Group A Stations.  For purposes of applying the provisions of Section 2.7 to the Group A
                  Closing, Working Capital shall be determined with respect to the Group A Stations only, the limitation with respect to Working Capital set forth in Section 2.7(e) shall be $12,845,259 instead of $15,000,000, and the portion of the Stated Amount based on the Retiree Medical & Life Expense and Holiday/Vacation Expense shall be
                  (A) increased if the amount of the Retiree Medical & Life Expense and Holiday/Vacation Expense attributable to the Group A Stations has been finally determined and exceeds $4,759,477 by the amount of such excess and (B)
                  decreased if the amount of the Retiree Medical & Life Expense and Holiday/Vacation Expense attributable to the
                  Group A Stations has been finally determined and is less than $4,759,477 by the amount of such difference.

                           (ii)     At the WVTM Closing, Buyer shall pay Sellers the portion of the Base Price set forth in Section
                  2.6 for WVTM, as such amount is increased by, if positive, or decreased by, if negative, the Estimated Closing
                  Working Capital Adjustment, decreased by the portion of the Stated Amount set forth in Section 2.6 for WVTM.  For purposes of applying the provisions of Section 2.7 to the WVTM Closing, Working Capital shall be determined with respect to WVTM only and (i) if the Group A Working Capital Carryover is a positive amount, then Working Capital with respect to WVTM shall be increased by the amount of such Group A Working Capital Carryover and the limitation with respect to Working Capital set forth in Section 2.7(e) shall be $2,154,741 instead of $15,000,000 and (ii) if the Group A Working Capital Carryover is a negative amount, the limitation with respect to Working Capital set forth in Section 2.7(e) shall be an amount equal to the sum of (A) $2,154,741 and (B) the absolute value of such amount of negative Group A Working Capital Carryover instead of $15,000,000; provided that under no circumstances shall Buyer pay more than $15,000,000 in the aggregate with respect to Working Capital at the Closing with respect to the Group A Stations and the Closing with respect to WVTM; and the portion of the Stated Amount based on the
                  Retiree Medical & Life Expense and Holiday/Vacation Expense shall be (A) increased if the amount of the Retiree
                  Medical & Life Expense and Holiday/Vacation Expense attributable to WVTM has been finally determined and exceeds
                  $977,086 by the amount of such excess and (B) decreased if the amount of the Retiree Medical & Life Expense and
                  Holiday/Vacation Expense attributable to WVTM has been finally determined and is less than $977,086 by the amount of such difference.

                  (c)      With respect to the Group A Closing:

                           (i)      the terms "Closing", "Closing Date", "FCC Application" and "FCC Consent" shall mean the Group A
                  Closing, the date on which such Group A Closing occurs (or is to occur), the Partial Applications applicable to the Group A Stations, and the FCC Consent with respect to such Partial Applications, respectively, each as the context requires;

                           (ii)     the provisions of this Agreement that apply before, at or after the Closing shall apply before, at or after the Group A Closing with respect to the Group A Stations;

                           (iii)    in the event the Closing is not effected with respect to WVTM, for purposes of Section 8.2(b)
                  (ii) and Section 8.2(b)(iii), the amount of the Purchase Price shall be deemed to be equal to the amount of the payment made at the Group A Closing, as such payment may be subsequently adjusted pursuant to Section 2.7;

                           (iv)     any termination of this Agreement prior to the Group A Closing shall constitute a termination of this Agreement in its entirety (subject to the provisions of Section 9.3), but, after the Group A Closing, any termination of this Agreement shall constitute a termination only with respect to the purchase of  the Stock and
                  Purchased Assets with respect to WVTM, the Group A Closing and the payment made at the Group A Closing (as such payment may be subsequently adjusted pursuant to Section 2.7) being final and irrevocable; and

                           (v)      the time periods set forth in Section 2.7 shall apply with respect to the date of the Group A
                  Closing.

                  (d)      With respect to the WVTM Closing:

                           (i)      the terms "Closing", "Closing Date", "FCC Application" and "FCC Consent" shall mean the WVTM
                  Closing, the date on which such WVTM Closing occurs (or is to occur), the Partial Application applicable to WVTM, and the FCC Consent with respect to such Partial Application, respectively, each as the context requires;

                           (ii)     the provisions of this Agreement that apply before, at or after the Closing shall apply before, at or after the WVTM Closing with respect to the WVTM Stations; and

                           (iii)    the time periods set forth in Section 2.7 shall apply with respect to the date of the WVTM
                  Closing.

         2.10     Bulk Sales Laws.  Buyer hereby waives compliance by Sellers and their Affiliates with the requirements and provisions of any "bulk-transfer" laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all or the Purchased Assets to Buyer.

         2.11     Accounts Receivable.

                  (a)      For a period of one hundred twenty (120) days after the Closing Date (the "Collection Period"), Sellers will, without charge to Buyer, use their usual and customary procedures (which may include referral to a collection agency)
         to collect all Accounts Receivable owing from NBCU national customers in respect of which Sellers received credit in the determination of Working Capital pursuant to Section 2.7; provided that (i) Sellers shall not be required to commence litigation, employ legal counsel or make any other extraordinary collection efforts and (ii) Sellers' obligation to use their procedures to collect shall terminate upon expiration of the Collection Period.  Buyer shall be responsible for the collection of all other Accounts Receivable owing from any other debtor (including each Station's local customers) in respect of which Sellers received credit in the determination of Working Capital pursuant to Section 2.7 (provided that
         Sellers shall promptly remit to Buyer any payments received by Sellers or their Affiliates in respect of any other Accounts
         Receivable).  For the purpose of determining amounts collected by Sellers with respect to the Accounts Receivable, each payment by an account debtor shall be applied to the older or oldest accounts receivable of such account debtor unless the account debtor in writing (a copy of which Sellers shall provide to Buyer) identifies such an account as being in dispute and directs that a particular payment be applied to a specific newer Account Receivable.

                  (b)      Every two (2) weeks during the Collection Period, Sellers shall pay by wire transfer in immediately available funds an amount equal to the collections of the Accounts Receivable and shall provide Buyer with statements detailing account activity every two (2) weeks during the Collection Period (and within fifteen (15) days after the end of the Collection Period).

                                                               ARTICLE 3
                                                SELLERS' REPRESENTATIONS AND WARRANTIES

         Except as specifically set forth on Sellers' disclosure schedule (the "Seller Disclosure Schedule") delivered to Buyer by
Sellers in connection with the execution of this Agreement and provided that (i) disclosure in any section of such Seller Disclosure
Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section and (ii) the inclusion of an item in such Seller Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Seller Material
Adverse Effect, Sellers hereby represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date as follows:

         3.1      Organization.  Each Seller and each Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and each Seller and each Company is duly authorized, qualified or licensed to do business, and is in good standing, under the laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Seller
Material Adverse Effect.

         3.2      Authorization.  Each Seller has the requisite power and authority to execute and deliver this Agreement and the
Seller Ancillary Agreements to which it is to be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Each of Sellers' Affiliates has the requisite power and authority to execute and deliver the Seller Ancillary Agreements to which it is to be a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.  The execution and delivery by each Seller of this Agreement and the Seller Ancillary Agreements to which it is to be a party, the performance by each Seller of its obligations hereunder and thereunder, and the consummation by each Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action of each Seller and do not require any further authorization or consent of any Seller.  The execution and delivery of the Seller
Ancillary Agreements to which it is to be a party by each of Sellers' Affiliates, the performance by each of Sellers' Affiliates of its obligations thereunder, and the consummation by each of Sellers' Affiliates of the transactions contemplated thereby, will have been duly authorized and approved by all necessary action of such Affiliate when such Seller Ancillary Agreements are executed and delivered and will not require any further authorization or consent of any such Affiliate.  This Agreement has been duly executed and delivered by each Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes a legal, valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Upon the execution and delivery of the Seller Ancillary Agreements to which it is a party by each Seller or each Seller Affiliate at the
Closing and, assuming the due authorization, execution and delivery of the Ancillary Agreements by the other parties thereto, each of the Seller Ancillary Agreements will constitute a legal, valid and binding obligation of Sellers or such Affiliates, enforceable against Sellers or such Seller Affiliates in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3      No Conflicts.  Except for the Governmental Consents and consents to assign or the transfer of control of the
Station Contracts listed in Section 3.3 of the Seller Disclosure Schedule, the execution and delivery by each Seller of this
Agreement and the Seller Ancillary Agreements to which it is a party, the performance by each Seller of its obligations hereunder and thereunder, and the consummation by each Seller of the transactions contemplated hereby and thereby, (a) do not conflict with or violate in any material respect, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any material obligation or loss of any material benefit under, result in the creation of any Lien other than a Permitted Lien on any of the Purchased Assets or the Company Assets, pursuant to, or require Sellers to obtain any consent as a result of, or under, the terms or provisions of (i) the Organizational Documents of Sellers or the Companies, (ii) any Material Station Contract, (iii)
any Employment Agreement, Independent Contractor Agreement, Restrictive Covenant or Business License, or (iv) any Legal Requirement
or Governmental Order applicable to Sellers or the Companies, or any of the Purchased Assets or the Company Assets or (b) require the consent or approval of, or a filing by any Seller or any Company with, any Governmental Authority, except, in the case of
Sections 3.3(a)(iii), (a)(iv) and (b), as would not have a Seller Material Adverse Effect.

         3.4      Stock/Interests.

                  (a)      Outlet owns all of the shares of the Stock, beneficially and of record, free and clear of Liens.  The
         Stock is duly authorized, validly issued, fully paid and non-assessable, and there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any interest in Birmingham Assets.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of the Stock.

                  (b)      Birmingham Assets owns all of the Interests free and clear of Liens.  The Interests are validly issued, fully paid and non-assessable, and there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any interest in the Subsidiary.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of the Interests.

         3.5      Compliance with Law; FCC Matters.

                  (a)      Each Seller and each of the Companies has complied in all material respects with all laws, rules and regulations, and all decrees and orders of any court or Governmental Authority which are applicable to the ownership and operation of the Stations and the Assets, including the Communications Act (each, a "Legal Requirement"), and no event has occurred, and, to Sellers' Knowledge, no condition or circumstance exists, that might in any material respect (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure to comply with any such Legal Requirement.  Except as set forth on Section 3.5(a) of the Seller Disclosure
         Schedule, neither any Seller nor any Company has received any written notice from any third party regarding any actual, alleged or potential violation of any such Legal Requirement.  All material unclaimed property reports required to be filed by or with respect to the Companies have been timely filed with the applicable Governmental Authority and all corresponding unclaimed property has been timely remitted to the applicable Governmental Authority.

                  (b)      Except as set forth in Section 3.5(b) of the Seller Disclosure Schedule, each Station, its physical facilities, electrical and mechanical systems, and transmitting and studio equipment are operated in material compliance with the specifications of the FCC Licenses, the Communications Act and the rules, regulations and published policies of the FCC ("FCC Rules" and, collectively with the Communications Act, the "Communications Laws").  The antenna structures owned or used by each Station are in material compliance with the Communications Laws and the requirements of the Federal
         Aviation Administration.  The location and staffing of each Station's main studio comply with the Communications Laws.
         All material reports and other filings required by the FCC with respect to the FCC Licenses and each Station have been timely filed with the FCC.  All FCC regulatory fees assessed with respect to the FCC Licenses have been timely paid.

                  (c)      Schedule 1.70 sets forth a complete and accurate list of the FCC Licenses.  The authorized holder and the expiration date of the term of each of the FCC Licenses are shown on Schedule 1.70.  Each Station Licensee is the holder of its respective FCC Licenses.  The FCC Licenses are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and their respective terms are not subject to any conditions other than those applicable to broadcast licenses generally or as otherwise disclosed on the face of the FCC Licenses.  Except as set forth in Section
         3.5(c) of the Seller Disclosure Schedule, there is no FCC order, judgment, decree, notice of apparent liability or order of forfeiture outstanding, nor is there any action, suit, notice of apparent liability, order of forfeiture, investigation or other proceeding pending or, to Sellers' Knowledge, threatened by or before the FCC against the Companies or any Station
         Licensee or affecting the FCC Licenses, except the FCC rulemaking proceedings generally affecting the television broadcast industry.  Except as set forth in Section 3.5(c) of the Seller Disclosure Schedule, Sellers have no Knowledge of any reason to believe that the FCC Licenses will not be renewed in the ordinary course.  The FCC Licenses listed on Schedule 1.70 include all of the licenses, permits and authorizations used in or required for the operation of the Stations under the
         Communications Act.

         3.6      Taxes.  Except as set forth in Section 3.6 of the Seller Disclosure Schedule,

                  (a)      (i) Sellers have prepared and timely filed, or caused to be prepared and timely filed, with the appropriate governmental body responsible for the administration, enforcement or collection of any Tax
         (a "Taxing Authority"), all income Tax Returns with respect to the Companies and all other material Tax Returns required to be filed with respect to the Companies or the Purchased Assets, taking into account any extensions of time to file and
         (ii) such Tax Returns, insofar as they relate to the Companies or the Purchased Assets, are correct and complete in all material respects;

                  (b)      Sellers have timely paid, or caused to be paid, all income Taxes  with respect to the Companies and all other material Taxes due with respect to the Companies or the Purchased Assets;

                  (c)      any deficiencies, assessments or other claims asserted in writing with respect to income Taxes with respect to the Companies or a material amount of other Taxes of any of the Companies or the Purchased Assets by any
         Taxing Authority have been paid, reserved against or settled;

                  (d)      Section 3.6(d) of the Seller Disclosure Schedule sets forth any audits, examinations or litigation in progress, pending or threatened in writing by any Taxing Authority with respect to income Taxes of the Companies or a material amount of other Taxes of any of the Companies or the Purchased Assets;

                  (e)      no waiver of any statute of limitations with respect to any Tax of the Companies and no extension of the period for assessment or collection of any such Tax is in effect with respect to any of the Companies and no written request for any such waiver or extension is pending (other than an extension for time to file a Tax Return that was obtained in the ordinary course of business);

                  (f)      all Tax sharing or Tax allocation agreements or arrangements, if any, between Sellers, on the one hand, and the Companies, on the other hand, will terminate on or before the Closing Date and none of the Companies will have any rights or liability thereunder after the Closing Date;

                  (g)      no claim has been made or threatened in writing by any Taxing Authority in a jurisdiction where any of the Companies does not file Tax Returns with respect to a particular Tax that it is or may be subject to taxation in such jurisdiction, which has not been resolved;

                  (h)      the Companies have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other similar third party and have duly and timely withheld and paid over to the appropriate Taxing Authority all material amounts of Taxes required to be so withheld and paid over under all applicable laws;

                  (i)      there are no Liens for Taxes upon any of the Purchased Assets or the assets or properties of the
         Companies, except for Permitted Liens;

                  (j)      none of the Companies has ever participated in any listed transaction within the meaning of Treasury
         Regulations Section 1.6011-4(b);

                  (k)      none of the Companies has constituted a "distributing corporation" or a "controlled corporation" in any distribution of stock intended to qualify under Section 355(a) of the Code within the two (2) year period ending on the date of this Agreement;

                  (l)      none of the Companies will be required to include any material amount in its income or exclude any material amount from its deductions in any period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to the
         Closing Date;

                  (m)      each of the Companies has had since its inception and will continue to have through the Closing Date the federal Tax status (i.e., C corporation) such entity reported on its 2004 U.S. federal Tax Returns;

                  (n)      none of the Companies has been at any time a member of any partnership, joint venture or other arrangement or contract that is treated as a partnership for federal, national, state, provincial, local or foreign Tax purposes or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any
         Tax has not expired.  None of the Companies nor any other Person on any of their behalf has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of law or (ii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, in each case that would be binding on any of the Companies for any taxable period ending after the Closing Date.  None of the Companies has executed or entered into any agreement with, or obtained any consents or clearances from, any Governmental Authority, or has been subject to any ruling guidance specific to the Companies that would be binding on any of the Companies for any taxable period ending after the
         Closing Date; and

                  (o)      no material property owned by the Companies is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the
         Code, (iv) "limited use property" within the meaning of Rev. Proc. 2001-28, or (v) subject to Section 168(g)(1)(A) of the
         Code.

         3.7      Real Property.

                  (a)      Section 3.7(a)(i) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all
         Owned Real Property.  Sellers have made available to Buyer true and complete copies of the title reports (in the form received by Sellers, and listed on Schedule 1.111(g)).  Except as set forth in Section 3.7(a)(ii) of the Seller Disclosure
         Schedule, Sellers have good and marketable fee simple title to the Seller Owned Real Property, and Birmingham RE has good and marketable fee simple title to the Company Owned Real Property, in each case, free and clear of Liens, other than
         Permitted Liens.  The Owned Real Property has, in all material respects, full legal and practical access to public roads or streets, and all utilities and services necessary, in all material respects, for the proper and lawful conduct and operation of the business of the Stations as now conducted are being provided.  No fact or condition exists that would prohibit or adversely affect, in any material respect, the ordinary rights of access to and from the Owned Real Property from and to the existing public roads and streets, and there is no pending or, to Sellers' Knowledge, threatened restriction or denial, governmental or otherwise, upon such ingress and egress.  To Seller's Knowledge, all improvements, installations, equipment and facilities utilized in connection with the business and operation of the Stations are maintained, placed and located in accordance, in all material respects, with the provisions of all deeds, easements, restrictions, leases, licenses, permits or other arrangements and are located entirely on the Owned Real Property, except for non-material encroachments.

                  (b)      Section 3.7(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all leases, licenses or tenancy agreements of real property under which a Seller is a lessee or lessor in connection with the
         Stations (collectively, the "Seller Real Property Leases") and sets forth a complete list of all leases, licenses or tenancy agreements of real property under which either Company is a lessee or lessor (collectively, the "Company Real
         Property Leases").  No Seller nor any Company is a tenant, licensee, assignee or guarantor of any lease, license or tenancy agreement in connection with the Stations other than in relation to the Seller Real Property Leases and Company
         Real Property Leases, respectively.  Except as set forth in Section 3.7(b) of the Seller Disclosure Schedule, to Sellers'
         Knowledge, none of the Real Property is subject to any suit for condemnation or other taking by any public authority.

                  (c)      All Real Property (including the improvements thereon) is available in all material respects for immediate use in the conduct of the business or operations of the Stations.

         3.8      Contracts.  Schedule 1.96 contains a true, correct and complete list of each Material Station Contract in effect on the date hereof.  Schedule 1.96 designates which Seller, which Company or which Affiliate of Sellers and the Companies is the party thereto on behalf of the Stations.  Sellers have made available to Buyer a true, correct and complete copy of each written
Material Station Contract (except, with respect to each retransmission agreement or Shared Contract, terms that only apply to stations other than the Stations or to the other services provided to NBCU and its Affiliates unrelated to the Stations have been redacted) and each other Station Contract pursuant to which any Seller, any Company or any of their Affiliates will expend an amount in excess of $100,000 over the course of any one year or is bound to a remaining term of greater than two years with respect to any one Station. Each of the Station Contracts (including without limitation each of the Seller Real Property Leases and Company Real
Property Leases) that is material to any Station is in full force and effect and constitutes a valid, binding and enforceable obligation of the applicable Seller, Company or Affiliate of Sellers that is a party thereto in accordance with the respective terms thereof (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and, to Sellers' Knowledge, represents a valid, binding and enforceable obligation of each of the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally).  Sellers, the Companies and their relevant Affiliates, as applicable, have performed their respective obligations under the Station Contracts in all material respects, and are not in material default thereunder, and to Sellers'
Knowledge, no other party to any of the Station Contracts is in material default thereunder.  Sellers and the Companies have not received any written notice in the past six (6) months of the intention of any party to terminate any Material Station Contract.

         3.9      Environmental Matters.

                  (a)      Except as otherwise set out in Section 3.9 of the Seller Disclosure Schedule:

                            (i)      To Sellers' Knowledge, Sellers' and the Companies' operations in relation to the Stations have been carried out in compliance with all Environmental Laws and all applicable licenses, permits, consents, approvals or authorizations required thereunder to conduct the operations of the Stations and the Companies as of the date hereof and as of the Closing Date, all such licenses, consents, permits, approvals, and authorizations are in full force and effect, and to the Knowledge of Sellers there are no facts or circumstances which may lead to any licenses, consents, permits, approvals or authorizations being revoked, canceled or modified.

                            (ii)     To Sellers' knowledge, all registrations and other information in relation to the Stations required as of the date hereof and as of the Closing Date to be provided by Sellers and the Companies under
                    Environmental Laws, and all records and data required to be maintained as of the date hereof and as of the
                    Closing Date by Sellers and the Companies in relation to the Stations in accordance with Environmental Laws and licenses, permits, consents, approvals and authorizations issued thereunder, have, as the case may be, been provided and maintained.

                            (iii)    Neither Seller nor any Company has received written notice of any actions, claims, complaints, investigations, or other proceedings being taken under Environmental Laws in connection with the operations of the Stations prior to the date hereof.

                            (iv)     Sellers have made available to Buyer a true, correct and complete copy of each Phase I and
                    Phase II environmental report relating to the Real Property (but not any real property owned by GE Specialty
                    Chemicals, Inc. other than that owned by Birmingham Assets) that has been prepared by or for Sellers, the
                    Companies their Affiliates at any time during the past five years.  Sellers have made available to Buyer a true, correct and complete copy of the Birmingham EPA Order (to the extent made available to Sellers) and the Crompton
                    Agreement.

                            (v)      Except as disclosed in Section 3.9(a) of the Seller Disclosure Schedule, there are no surface impoundments or above ground or underground storage tanks located in, on or about the Real Property.

                  (b)      Buyer acknowledges that Sellers have provided to Buyer the environmental reports and information relating to the Real Property that are identified and described in Section 3.9(b) of the Seller Disclosure Schedule ("Environmental
         Reports").  Buyer acknowledges that Sellers have provided the Environmental Reports as a convenience to Buyer and that
         Buyer is not entitled to rely upon the Environmental Reports.  Sellers do not and shall not make any representation or warranty whatsoever as to the accuracy of the information contained in the Environmental Reports, the completeness of the reports, or the environmental or any other condition of the property (including any information, reports, statements, documents or records provided or made to Buyer or its agents by Sellers, its agents or employees concerning the environmental condition of the property).

                  (c)      This Section 3.9 constitutes the sole and exclusive representation and warranty regarding Environmental
         Laws and environmental matters.

         3.10     Intellectual Property.

                  (a)      Sellers own or have the right to use all material Purchased Intellectual Property used by Sellers in connection with the operation of the Stations as conducted on the date of this Agreement.

                  (b)      The Companies own or have the right to use all material Purchased Intellectual Property used by them in connection with the operation of WVTM as conducted on the date of this Agreement.

                  (c)      To Sellers' Knowledge, neither Seller nor any Company is engaging in any activity with respect to the operation of the Stations that in any material respect infringes or is a misappropriation of any Intellectual Property owned by any third party.

                  (d)      Except as set forth in Section 3.10(d) of the Seller Disclosure Schedule, neither Seller nor any Company has received any written claim from any third party that the Stations (or any Seller or Company with respect to the operation of the Stations) are engaging in any activity that in any material respect infringes or is a misappropriation of any Intellectual Property owned by any third party, and there are no suits, actions or proceedings pending or, to Sellers'
         Knowledge, threatened in writing against any Station (or any Seller or Company with respect to the operation of the
         Stations) alleging that such Station (or any Seller or Company with respect to the operation of the Stations) is infringing or has misappropriated any Intellectual Property owned by any third party, any of the foregoing in clauses (i) and (ii) of which, if adversely determined, individually or in the aggregate, would have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of any individual Station.

                  (e)      To Sellers' Knowledge, no third party is engaging in any activity that infringes or is a misappropriation of any material Purchased Intellectual Property owned by Sellers.

                  (f)      Section 3.10(f) of the Seller Disclosure Schedule sets forth an accurate and complete list of all issued
         Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered
         Copyrights and Internet domain names included in the Purchased Intellectual Property and owned by Sellers.

         3.11     Employees.

                  (a)      Section 3.11(a)(i) of the Seller Disclosure Schedule contains as of the date thereof a true and complete list of all Business Employees, their current annual salaries or hourly rates of pay (whichever is applicable), dates of hire, union status, personal service contract status, full-time or part-time status, and if applicable, as set forth on
         Section 3.11(a)(ii) of the Seller Disclosure Schedule, leave status, date leave commenced, reason for such leave, expected return to work date (if any) and last day to return to work date.  Except as set forth in Section 3.11(a)(iii) of the
         Seller Disclosure Schedule, none of Sellers or their Affiliates have received any notice that any Business Employee intends to terminate employment.  Neither of Birmingham Assets nor the Subsidiary currently sponsor, or in the past six years have sponsored, any Employee Plans, and each of Birmingham Assets and the Subsidiary merely participate in Employee Plans sponsored by Sellers and their Affiliates (other than Birmingham Assets and the Subsidiary).

                  (b)      Except as set forth in Section 3.11(c) of the Seller Disclosure Schedule, Sellers and their Affiliates have complied in all material respects with all labor and employment laws and regulations applicable to the Stations'
         businesses, including without limitation, those laws and regulations which relate to prices, wages, hours, discrimination in employment, collective bargaining, occupational safety, immigration, workers compensation, and the payment of Social
         Security and other payroll-related taxes, and none of Sellers or their Affiliates has received any notice alleging that it has failed to comply in any respect with any of the foregoing.

                  (c)      There is no strike, picketing, work slow down, written grievance, arbitration, unfair labor practice or other labor dispute or controversy or proceeding pending or, to the Sellers' Knowledge, threatened involving or relating to any of the Business Employees, and except as set forth in Section 3.11(c) of the Seller Disclosure Schedule, to Sellers'
         Knowledge, there has not been any in the five-year period preceding the date of this Agreement.  There is not pending or, to Sellers' Knowledge, threatened any challenge, dispute, claim, legal action, governmental investigation or other legal or administrative proceeding, or any order, decree or judgment, against or relating to the employment of the Business
         Employees, including without limitation any unfair labor practice charge, discrimination charge or claim, OSHA matter or allegation of misclassification of employees as independent contractors, and except as set forth in Section 3.11(c) of the
         Seller Disclosure Schedule, in the five year period preceding the date of this Agreement there has not been any such challenge, dispute, claim, legal action, governmental investigation or other legal or administrative proceeding, order, decree or judgment that was settled or otherwise resulted in a judgment, fine, damages or liability to Sellers or their
         Affiliates material to any Station.  To the Sellers' Knowledge, there is no union campaign threatened or being conducted to solicit cards from Business Employees to authorize a union to request a National Labor Relations Board certification election with respect to any Business Employees, and except as set forth in Section 3.11(c) of the Seller Disclosure
         Schedule, there has not been any in the five year period preceding the date of this Agreement.  No Station has any contracts or subcontracts with the federal government in an amount which have an aggregate total value (or can reasonably be expected to have an aggregate total value) over $10,000 annually that would impose affirmative action obligations under
         Executive Order 11246 of 1965, as amended, 38 U.S.C. ss. 4212, as amended, or Section 503 of the Rehabilitation Act of
         1973, as amended, and their implementing regulations.

                     (d)      Section 3.11(d) of the Seller Disclosure Schedule contains as of the date of this Agreement a true and complete list of all written individual (i) employment, retention, termination, severance, retirement and other similar compensation agreements with any Business Employee, (ii) personal service contracts for individuals who perform services for a Station in the capacity of an independent contractor (such scheduled agreements, the "Independent Contractor
            Agreements"), and (iii) agreements with former employees of the Stations or independent contractors of the Stations, to
            (A) restrain future competition with (e.g., covenants not to compete) and/or (B) not solicit the employees, independent contractors, advertisers, or contractors of, any of the Stations (such scheduled agreements, the "Restrictive
            Covenants"), and true and complete copies of all such agreements referred to in clauses (i), (ii) and (iii) (and any amendments thereto) have been furnished to Buyer.  Sellers and their relevant Affiliates have performed their respective obligations under the foregoing agreements in all material respects, and are not in material default thereunder, and to
            Sellers' Knowledge, no other party to any of the foregoing agreements is in material default thereunder.  Except as set forth in Section 3.11(d) of the Seller Disclosure Schedule, neither Birmingham Assets nor the Subsidiary is a party to any oral employment agreement that is not terminable at will without additional liability except to the extent provided in the Employee Plans.

                  (e)      Section 3.11(e) of the Seller Disclosure Schedule contains as of the date of this Agreement a true and complete list of each collective bargaining agreement that covers any Business Employees (the "Existing CBAs") and true and complete copies of such Existing CBAs (and any amendments or side letters thereto) have been furnished to Buyer.  Except as described in Section 3.11(a), Section 3.11(d) or Section 3.11(e) of the Seller Disclosure Schedule, none of Sellers or their Affiliates has any written contracts of employment with any Business Employee, any written contracts with an individual performing services relating to the business of the Stations as an independent contractor, or is a party to any collective bargaining agreement with respect to any of the Business Employees.

                  (f)      All of the Employee Plans are listed in Section 3.11(f) of Seller Disclosure Schedule, and true and complete copies of any such written Employee Plans have been furnished to Buyer along with copies of any employee handbooks, summary plan descriptions or similar documents describing such plans.  Complete descriptions of any such unwritten Employee Plans also have been furnished to Buyer.  Except as disclosed in Section 3.11(f) of Seller Disclosure
         Schedule none of Sellers or their Affiliates is party to, or now has in effect or has to become effective after the date of this Agreement, any Employee Plan.

                  (g)      Each of the Employee Plans has been administered in compliance in all material respects with its own terms and, to the extent applicable, with ERISA, the Code, and any other Federal or state laws.  Except as set forth in
         Section 3.11(g) of Seller Disclosure Schedule, no Business Employee currently has pending, or to the Knowledge of Sellers, has threatened, any action, suit or claim (other than a routine claim for benefits) with respect to any Employee Plan.

                  (h)      Except as set forth in Section 3.11(h) of Seller Disclosure Schedule or specifically contemplated in
         Employee Matters, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or parachute payment within the meaning of Section 280G of the Code) becoming due to any Business Employee, (ii) increase any benefits otherwise payable under any Employee Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits, or (iv) obligate Buyer or its Affiliates to make any payments that will not be fully deductible under
         Section 162(m) of the Code.

         3.12     Insurance.  Sellers, or an Affiliate of Sellers, and the Companies maintain insurance policies or other arrangements with respect to the Stations, the Assets and the Companies consistent with Sellers' practices for other stations and will maintain  such policies or arrangements until the Closing.

         3.13     Litigation.  Except as set forth in Section 3.13 of the Seller Disclosure Schedule, there is no Action pending or, to Sellers' Knowledge, threatened against Sellers in respect of the Stations or against the Companies that, individually or in the aggregate, is reasonably expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of any individual Station.

         3.14     Financial Information.  Sellers have provided to Buyer copies of unaudited statements of operations for the
Stations for the years ended December 31, 2004 and December 31, 2005 and the unaudited balance sheet as of December 31, 2005
(the "Unaudited Balance Sheet").  The information provided in such statements was used to account for the operations of the Stations in the preparation of GE's consolidated financial statements for the respective periods covered thereby.  Such unaudited statements have been prepared on a consistent basis from period to period from financial information contained in the books and records regularly maintained by the Stations and TVSD and in the aggregate present fairly in all material respects the results of operations of the Stations as operated by Sellers for the respective periods covered thereby.  No representation is made with respect to the allocation of shared operating expenses (if applicable).  The unaudited statements of operations and the Unaudited Balance Sheet do not include (i) income Tax expense or benefit, (ii) interest income and expense, (iii) certain revenues and expenses associated with operating the Stations as a group, (iv) intercompany revenues and expenses, including but not limited to allocated retransmission revenues and Outlet interest expenses, (v) MSNBC license fees, (vi) Paxson commissions and expenses, (vii) non-recurring accounting items and (viii) expenses attributable to the adoption of accounting pronouncements.  No Station has any material liabilities that would appear on a balance sheet prepared in accordance with GAAP, except (A) as set forth on the Unaudited Balance Sheet, (B)
liabilities arising in the ordinary course of business since such date, (C) liabilities listed in Section 3.14 of the Seller
Disclosure Schedule, (D) liabilities for Taxes and (E) obligations related to the U.S. Parent Plans.

         3.15     Cable and Satellite Matters.

                  (a)      Section 3.15(a) of the Seller Disclosure Schedule sets forth:

                            (i)      a list of all MVPDs that to Sellers' Knowledge carry the analog and/or digital signals of the
                    Stations and the channels on which the signals of the Stations are carried;

                            (ii)     with respect to each of the Stations, a list of all MVPDs to which Sellers or an Affiliate of
                    Sellers, including any Company, have provided a must-carry notice or retransmission consent notice in accordance with the provisions of the Communications Laws for the three-year period ending December 31, 2008 or any subsequent period, including the disposition and current status of each such must-carry or retransmission consent notice; and

                            (iii)    a list of all retransmission consent and/or copyright indemnification contracts entered into with any MVPD with respect to the Stations for the three-year period ending December 31, 2008 or any subsequent period and the expiration date for each such contract.

                  (b)      Except as set forth in Section 3.15(b) of the Seller Disclosure Schedule, consummation of the transactions contemplated hereunder will not require consent of any person with respect to carriage pursuant to a retransmission consent agreement on any MVPD and will not result in or give rise to any termination, amendment, modification or cancellation of any material obligation or loss of any material benefit under such agreement.

                  (c)      No MVPD has declined or refused to carry the Stations or disputed the Stations' right to carriage pursuant to the Stations' must-carry or retransmission consent election, as the case may be.

         3.16     Digital Broadcast.

                  (a)      The Stations have been assigned the digital channels listed on Section 3.16(a)(i) of the Seller
         Disclosure Schedule by the FCC for the provision of DTV service, and the FCC Licenses include the FCC authorizations for such digital channels.  The Stations are broadcasting their respective DTV signals in material compliance with such authorizations, and, except as set forth in Section 3.16(a)(ii) of the Seller Disclosure Schedule, the Stations are in
         compliance in all material respects with the FCC's build-out and operational requirements for digital television.

                  (b)      Other than Permitted Liens, neither Sellers nor any Affiliate of Sellers, including the Companies, has leased, licensed, assigned, conveyed or otherwise encumbered any Station's digital spectrum or any portion thereof or granted rights to any party (other than Buyer) to broadcast on any Station's digital spectrum or any portion thereof.

         3.17     Sufficiency of, Title to and Condition of the Purchased Assets.

                  (a)      The Assets, together with the Ancillary Agreements, the Station Contracts, the Excluded Assets and the
         Company Retained Assets, constitute all of the assets necessary to operate the Stations as operated on the date of this
         Agreement.

                  (b)      Except for (i) Permitted Liens or (ii) Liens created by or through Buyer or any of its Affiliates,
         Sellers and the Companies have good and marketable title to the Assets free and clear of all Liens.

                  (c)      Except as set forth in Section 3.17(c) of the Seller Disclosure Schedule, all tangible assets (real and personal) constituting Assets are, in all material respects, in good operating condition and repair (subject to normal wear and tear).  All buildings, plants and other structures constituting Assets that are owned by Sellers or the Companies and all such Assets that are leased by Sellers or the Companies are, in all material respects, in good condition and repair
         (subject to normal wear and tear).

                  (d)      Except as set forth in Section 3.17(d) of the Seller Disclosure Schedule, neither the whole nor any material portion of the Assets is subject to be sold pursuant to any law or is being condemned or otherwise taken by any
         Governmental Authority with or without payment of compensation therefor, and to Sellers' Knowledge, no such condemnation, expropriation or taking has been planned, scheduled or proposed.

                  (e)      Acknowledging the prior use of the Real Property, Sellers' and the Companies' term of ownership, and
         Buyer's opportunity to inspect, and relying on the representations, warranties, covenants and indemnities of the Sellers set forth in this Agreement and the WJAR Lease Agreement, Buyer agrees to take the Real Property "as is", with all faults and conditions thereon (except as set forth in Section 5.16 or Section 8.11 or as otherwise expressly set forth in this
         Agreement or in the WJAR Lease Agreement).

         3.18     Brokers.  Except for UBS Securities LLC, Sellers have not entered into any contract or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement.

         3.19     Letters of Credit.  Section 3.19 of the Seller Disclosure Schedule contains a true, correct and complete list of all Sellers' LCs and Company LCs in effect on the date of this Agreement.

         3.20     Transactions with Affiliates.

                     (a)      Section 3.20(a) of the Seller Disclosure Schedule sets forth a list of all written agreements in effect on the date of this Agreement between the Stations or the Companies, on the one hand, and the Sellers or any of their Affiliates (other than the Stations and the Companies), on the other hand, that will be terminated at or prior to the Closing.

                     (b)      Following the Closing, except for (i) the Ancillary Agreements, (ii) the Assumed Shared Contracts and
            (iii) agreements entered into in the ordinary course of business and on an arms'-length basis, there will be no business agreements between the Stations or the Companies, on the one hand, and the Sellers or any of their Affiliates (other than the Stations and the Companies), on the other hand.

         3.21     Material Adverse Change.  From December 31, 2005 through the date of this Agreement, the business of the Stations has been operated in the ordinary course and consistent with past practices and there has not occurred any Seller Material Adverse
Effect.

                                                               ARTICLE 4
                                                BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer hereby represents and warrants to Sellers as of the date of this Agreement and as of the Closing Date as follows:

         4.1      Organization.  Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly authorized, qualified or licensed to do business, and is in good standing, under the laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

         4.2      Authorization.  Buyer has the requisite power and authority to execute and deliver this Agreement and the Buyer
Ancillary Agreements to which it is to be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Each of Buyer's Affiliates has the requisite power and authority to execute and deliver the Buyer Ancillary Agreements to which it is to be a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.  The execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements to which it is to be a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of Buyer.  The execution and delivery of the Buyer Ancillary Agreements to which it is to be a party by each of Buyer's Affiliates, the performance by each of Buyer's Affiliates of its obligations thereunder, and the consummation by each of Buyer's Affiliates of the transactions contemplated thereby, will have been duly authorized and approved by all necessary action of such Affiliate when such Buyer Ancillary Agreements when such Buyer Ancillary Agreements are executed and delivered and will not require any further authorization or consent of any such Affiliate.  This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Sellers, this Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).  Upon the execution and delivery of the Buyer Ancillary Agreements to which it is a party by Buyer or each Buyer Affiliate at the Closing and, assuming the due authorization, execution and delivery of the Ancillary Agreements by the other parties thereto, each of the Buyer Ancillary
Agreements will constitute a legal, valid and binding obligation of Buyer or such Affiliates, enforceable against Buyer or such
Buyer Affiliate in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3      No Conflicts.  Except for the Governmental Consents, the execution and delivery by Buyer of this Agreement and the
Buyer Ancillary Agreements to which it is to be a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of any of the transactions contemplated hereby and thereby, (a) do not conflict with or violate in any material respect, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any material obligation or loss of any material benefit under, result in the creation of any Lien other than a Permitted Lien on any of the assets or properties of Buyer, pursuant to, or require Buyer to obtain any consent as a result of, or under, the terms or provisions of (i) the Organizational Documents of Buyer, (ii) any material agreement or contract to which Buyer is a party or is bound or by which any of its assets is bound, or (iii) any Legal Requirement or Governmental Order applicable to Buyer or any of
Buyer's assets or (b) require the consent or approval of, or a filing by Buyer with, any Governmental Authority, except in the case of Sections 4.3(a)(iii) and (b), as would not have a Buyer Material Adverse Effect.

         4.4      Litigation.  There is no action, suit or proceeding pending or threatened against Buyer which questions the legality or propriety of the transactions contemplated by this Agreement or that could have a Buyer Material Adverse Effect.

         4.5      Qualification.

                  (a)      Buyer is legally, financially and otherwise qualified to be the licensee of, and to acquire, own and operate, the Stations under the Communications Laws as in effect on the date of this Agreement, including but not limited to the provisions relating to media ownership and attribution, foreign ownership and control, and character qualifications.
         There are no facts that would, under existing law and the existing FCC Rules, disqualify Buyer as an assignee of any of the
         FCC Licenses or as the owner and operator of the Stations.  No waiver of or exemption, whether temporary or permanent, from any provision of the Communications Laws as in effect on the date of this Agreement is necessary for the FCC Consent to be obtained, and there are no matters related to Buyer or Buyer's FCC qualifications which might be expected to result in the
         FCC's denial or delay in approving the FCC Application.

                  (b)      Buyer's acquisition of control of WVTM LicenseCo, and its ownership and operation of WTVM, requires the
         Birmingham Waiver.  The representations and warranties in Section 4.5(a) are each qualified in their entirety by the preceding sentence.

         4.6      Financing.  Buyer has, and will have as of the Closing, sufficient funds to pay the Closing Payment and all related fees and expenses in connection with the transactions contemplated by this Agreement.

         4.7      Investment.  Buyer is acquiring the Stock for its own account and for investment purposes and not with a view to the distribution thereof.  Buyer acknowledges that none of the Stock has been registered under the Securities Act of 1933, as amended, or any state securities law, the Stock must be held indefinitely, and Buyer must bear the economic risk of its investment in the Stock until and unless the offer and sale of such Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is applicable.  Buyer has conducted an examination of available information relating to each Company and its business, Buyer has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating an investment in the Stock, and Buyer can bear the economic risk of an investment in the Stock and can afford a complete loss of such investment.

         4.8      Projections.  Buyer acknowledges that, with respect to any projections, forecasts, business plans, budget information and similar documentation or information relating to the businesses of the Stations that Buyer has received from Sellers or any of their Affiliates, (a) there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (b) Buyer is familiar with such uncertainties, (c) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and (d) Buyer does not have, and will not assert, any claim against Sellers or any of their directors, officers, employees, Affiliates or representatives, or hold Sellers or any such Persons liable, with respect thereto.  This acknowledgement shall not impair or affect Buyer's rights with respect to any misrepresentation made by Sellers in Article 3.

         4.9      Brokers.  Except for Stephens, Inc., Buyer has not entered into any contract or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement.

                                                               ARTICLE 5
                                                               COVENANTS

         5.1      Operating Covenants.

                  (a)      Between the date hereof and the Closing Date, except as permitted by this Agreement or with the prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, Sellers shall, and shall cause each of the Companies to:

                            (i)      operate the Stations in the ordinary course of business consistent with past practice (subject to, and except as modified by compliance with the other affirmative and negative covenants in this Section 5.1);

                            (ii)     operate each of the Stations in material compliance with all Legal Requirements, including the
                    FCC Licenses and the Communications Laws, and file and prosecute any FCC reports, notices, and applications in the ordinary course of business consistent with past practice and, in all cases, at the times and in the manner required by applicable Legal Requirements;

                            (iii)    use commercially reasonable efforts to preserve the goodwill and business of the customers, employees, advertisers and suppliers with Sellers and the Companies on behalf of the Stations;

                            (iv)     make expenditures, including capital expenditures and promotional expenditures, substantially in accordance with the quarterly budgets of the Stations provided to Buyer prior to the date hereof;

                            (v)      maintain the books of account and records in the ordinary course of business consistent with past practices;

                            (vi)     maintain all material casualty, liability (primary, umbrella and excess) and property insurance relating to the business of each of the Stations as in effect on the date of this Agreement in the ordinary course of business consistent with past practice, except as otherwise required by GE policy;

                            (vii)    make any required regulatory filings, including all filings with the FCC, in a timely manner
                    (taking into account any requested extensions) and in compliance in all material respects with all applicable
                    Legal Requirements;

                            (viii)   (A) maintain, consistent with its past practices, all of its current credit, collections and payment policies, procedures and practices; (B) collect trade accounts and other receivables in the ordinary course of business consistent with its current collection policies, procedures and practices; (C) except where subject to a good faith dispute, pay all accounts payable in the ordinary course of business consistent with past practice; (D) except where subject to a good faith dispute, pay all film and programming license fees due and payable prior to the Closing Date;

                            (ix)     maintain the Assets, in all material respects, in good operating condition and repair (subject to normal wear and tear); and

                            (x)      promptly notify Buyer of any written notice or other written communication, including any written threat, filing, service or institution of any Action brought by any Person, adverse to the consummation of this Agreement or the other transactions contemplated hereby.

                  (b)      Between the date hereof and the Closing Date, except as permitted by this Agreement or with the prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, except as set forth on Schedule
         5.1(b) or unless otherwise required or permitted by any other provision of this Agreement, Sellers shall not, and shall cause the Companies not to:

                            (i)      take any action that would result in any of the FCC Licenses being materially adversely modified, terminated or surrendered for cancellation or apply to the FCC to adversely modify in any material respect, suspend or abrogate any of the FCC Licenses;

                            (ii)     other than with respect to non-material Assets in the ordinary course of business consistent with past practice, sell, lease or dispose of or agree to sell, lease or dispose of any of the Assets unless replaced with similar items of substantially equal or greater value and utility, or create, assume or permit to exist any Liens upon the Assets, except for Permitted Liens;

                            (iii)    (A) increase or otherwise change the rate or nature of the compensation (including wages, salaries, incentives and bonuses) which is paid or payable to any Business Employee or any individual performing services as an independent contractor of a Station, except pursuant to the current terms of the Employee Plans, the Existing CBAs, a written Employment Agreement or Independent Contractor Agreement set forth in Section
                    3.11(d) of the Seller Disclosure Schedule, or otherwise in the ordinary course of business, consistent with past practices which have been disclosed to Buyer; (B) adopt, or commit to adopt any Employee Plan, other than as required by GE and then only to the extent it applies to a broad group of employees of Sellers and their
                    Affiliates and is not targeted at the Business Employees; (C) make amendments to any such Employee Plan except to the extent required by law or necessary to preserve the nature of the benefits provided under such plan, other than as required by GE and then only to the extent it applies to a broad group of employees of Sellers and their Affiliates and is not targeted at the Business Employees; (D) enter into, renew, allow the renewal of, or amend any employment or consulting agreement or other contract or arrangement with respect to the performance of personal services other than in the ordinary course of business; (E) voluntarily agree to enter into any collective bargaining agreement applicable to any Business Employees or otherwise recognize any union as the bargaining representative of any such employees (other than pursuant to the Existing CBAs), and will promptly notify Buyer of any attempt or actual collective bargaining organizing activity with respect to any such employees; (F) communicate to any Business Employees any information regarding the prospective terms and conditions of their employment with Buyer and its Affiliates which is inconsistent with the terms of this
                    Agreement, including without limitation Exhibit A hereto or (G) enter into any government contracts or subcontracts that would impose affirmative action obligations on any of the Stations under Executive Order 11246 of 1965, as amended, 38 U.S.C. ss. 4212, as amended, or Section 503 of he Rehabilitation Act of 1973, as amended, and their implementing regulations.

                            (iv)     except as otherwise permitted under this Agreement, enter into, terminate (other than at the expiration of their respective terms), modify or amend in any material respect, or waive any material provision of, any Station Contract, other than in the ordinary course of business; provided, however, that (A) Sellers and the Companies shall not be permitted to enter into any Shared Contract that is a Material Contract and that would bind any Company or any Station following the Closing if the terms of such Shared Contract would disproportionately affect such Station relative to the other television stations or businesses of Sellers and its Affiliates bound by such Shared Contract; (B) without the consent of Buyer, Sellers and the Companies shall not be permitted to enter into any Shared Contract that is a Program Contract and that would bind any Company or any Station following the Closing and (C) Sellers and the Companies shall not be permitted to enter into any
                    Station Contract with any Affiliate of Sellers that would bind any Company or any Station following the Closing if the terms of such Station Contract are not on an arm's-length basis;

                            (v)      enter into any letter of credit, performance bond, guarantee in lieu of letter of credit or performance bond or other similar obligation, except in the ordinary course of business consistent with past practice (in which case Sellers will notify Buyer so that it can comply with its obligations under Section
                    5.13);

                            (vi)     sell, transfer or assign (or agree to sell, transfer or assign) the Stock or Interests or any interest therein, and not permit to exist any Lien upon the Stock;

                            (vii)    except for capital expenditures, which shall be governed by Section 5.1(a)(iv), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets other than in the ordinary course of business consistent with past practice;

                            (viii)   except as otherwise required by applicable law, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, in each case solely with respect to the Companies;

                            (ix)     implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws, regulations, GAAP or GE policy;

                            (x)      amend the Organizational Documents of the Companies; or

                            (xi)     agree to take any of the actions described in the foregoing.

         5.2      Access.

                  (a)      From the date of this Agreement until the Closing Date, upon reasonable prior notice, and except as determined in good faith to be appropriate to ensure compliance with any applicable laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations (other than contractual confidentiality obligations under Assumed Station Contracts or Shared Contracts for which Shared Contract Station Rights are to be included in the Purchased Assets; provided that Buyer shall be granted access hereunder to such Shared Contracts only to the extent such Shared Contracts relate to the Stations), Sellers shall, and shall cause the Companies to (i)
         afford Buyer reasonable access, during normal business hours, to the personnel, offices, personnel records, properties, books and records of Sellers and the Companies and (ii) furnish to Buyer such additional financial and operating data and other information regularly prepared by Sellers or the Companies, (iii) afford Buyer reasonable access to the Business
         Employees and the collective bargaining agents thereof for purposes of communicating Buyer's intentions regarding the terms and conditions of employment following Closing, in the case of clauses (i), (ii) and (iii) regarding the Stations and the
         Assets, as Buyer may from time to time reasonably request; provided, however, that such requests shall not unreasonably interfere with any of the businesses or operations of NBCU, Sellers or any of their Affiliates; and provided further that the auditors and accountants of NBCU, Sellers or any of their Affiliates shall not be obliged to make any work papers (to the extent extant) available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; and provided further, that prior to such access, all such consultants shall execute Sellers' standard insurance and indemnity agreement.  Sellers acknowledge that no investigation by Buyer or its representatives or advisors after the date of this Agreement shall limit
         Sellers' liability with respect to its representations and warranties under this Agreement.  Without limiting the generality of the foregoing, from the date hereof until the Closing, Sellers shall promptly deliver to Buyer true and complete copies of all monthly and quarterly financial statements and operating reports with respect to the business and operation of the Stations that are prepared in the normal course within thirty (30) days after the end of each such fiscal month or fiscal quarter, as applicable.  Buyer's access rights with respect to personnel records is subject to the provisions of Section 5 of Employee Matters.

                  (b)      From and after the Closing Date, in connection with any reasonable purpose relating to the Retained
         Obligations, the Excluded Assets, the Company Retained Assets or the ownership of the Purchased Assets prior to the Closing or the rights or obligations of Sellers or any of their Affiliates under this Agreement or any of the Ancillary Agreements, upon reasonable prior notice and except as determined in good faith to be appropriate to ensure compliance with any applicable Legal Requirement and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, Buyer shall, and shall cause its Affiliates and its representatives to, (i) afford the representatives of Sellers and their Affiliates reasonable access, during normal business hours, to the offices, properties, books and records of Buyer and its Affiliates in respect of the Stations, the Companies and the Assets, (ii)
         furnish to the representatives of Sellers and their Affiliates such additional financial and other information regarding the Stations, the Companies and the Assets as Sellers or their representatives may from time to time reasonably request and
         (iii) make available to the representatives of Sellers and their Affiliates the employees of Buyer and its Affiliates in respect of the Stations, the Companies and the Assets whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist Sellers in connection with Sellers' inquiries for any of the purposes referred to above, including the presence of such individuals as witnesses in hearings or trials for such purposes; provided, however, that such requests shall not unreasonably interfere with the business or operations of Buyer or any of its Affiliates; and
         provided further that the auditors and accountants of Buyer or its Affiliates shall not be obligated to make any work papers (to the extent extant) available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.
         Sellers shall reimburse Buyer for all reasonable and necessary out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 5.2(b).

                  (c)      Notwithstanding anything in this Agreement to the contrary, Sellers shall not be required, prior to the
         Closing, to disclose, or cause the disclosure of, to Buyer or its Affiliates or representatives (or provide access to any offices, properties, books or records of Sellers or any of their Affiliates that could result in the disclosure to such
         Persons or others of) any confidential information relating to trade secrets, proprietary know-how, processes or patent, trademark, trade name, service mark or copyright applications or product development, or pricing and marketing plans, nor shall Sellers be required to permit or cause others to permit Buyer or its Affiliates or representatives to have access to or to copy or remove from the offices or properties of Sellers or any of their Affiliates any documents, drawings or other materials that might reveal any such confidential information.

                  (d)      Notwithstanding anything in this Agreement to the contrary, Buyer shall not be required, after the
         Closing, to disclose, or cause the disclosure of, to Sellers or their Affiliates or representatives (or provide access to any offices, properties, books or records of Buyer or any of its Affiliates that could result in the disclosure to such
         Persons or others of) any confidential information relating to trade secrets, proprietary know-how, processes or patent, trademark, trade name, service mark or copyright applications or product development, or pricing and marketing plans, nor shall Buyer be required to permit or cause others to permit Sellers or their Affiliates or representatives to have access to or to copy or remove from the offices or properties of Buyer or any of its Affiliates any documents, drawings or other materials that might reveal any such confidential information.

                  (e)      Notwithstanding anything to the contrary contained herein, this Section 5.2 shall not apply to Tax matters relating to the Purchased Assets or the Companies.

                  (f)      (i)  Sellers shall retain KPMG to provide their audit report to Buyer as soon as practicable, and shall use commercially reasonable efforts to cause KPMG to provide their audit report to Buyer within 40 days following the signing of this Agreement, together with financial statements for the year ended December 31, 2005 for the Stations in a form that is acceptable to the Securities and Exchange Commission (the "SEC") (collectively, the "Audited Financial
         Statements").  Sellers shall provide to Buyer as soon as practicable, and shall use commercially reasonable efforts to provide to Buyer within 40 days following the signing of this Agreement, the unaudited balance sheet as of March 31, 2006 and the statement of income and statement of cash flows for the three-month period ending March 31, 2006 for the Stations
         (collectively, the "Unaudited Interim Period Financial Statements").  However, if the Closing occurs after June 30, 2006,
         Sellers shall provide appropriate financial statements for the period required by Rule 3-05(b) of Regulation S-X and prepared in accordance with this Section 5.2(f)(i).  The Audited Financial Statements shall be audited by KPMG.  The
         Audited Financial Statements shall be presented in accordance with GAAP, consistently applied.  Sellers shall use commercially reasonable efforts to cause KPMG to provide, in connection with the Audited Financial Statements, KPMG's unqualified opinion (and any consents related thereto that may be required by Buyer) on the Audited Financial Statements.
         The Unaudited Interim Period Financial Statements shall be prepared in accordance with GAAP, consistently applied and shall present fairly, in all material respects, the financial position, results of operations and cash flows of the Stations as of the dates indicated and for the periods presented in conformity with GAAP, except for the absence of footnotes and subject to normal year end adjustments.  The delivery to Buyer of the Audited Financial Statements, the Unaudited Interim
         Period Financial Statements and the opinion of KPMG on the Audited Financial Statements shall not be conditions to the
         Closing.

                              (ii)  Sellers shall cooperate with Buyer with respect to any reasonable request in connection with the obligations of Buyer to prepare and file with the SEC the financial information required to be included by Buyer in its current and periodic reports filed under the Securities Exchange Act of 1934, as amended, and in registration statements and prospectus supplements filed under the Securities Act of 1933, as amended, by:

                  (A)  providing to Buyer the relevant financial statements and records, documents and information that is available to Sellers, the Companies and their respective Affiliates and making available the employees of the Stations,
                      TVSD and NBCU who have knowledge thereof, in each case as may reasonably be requested by Buyer;

                  (B)  requesting, in conjunction with Buyer, KPMG to provide such customary consents, comfort letters and documents that may be required or reasonably necessary; and

                  (C)  providing to Buyer's employees and independent accountants such access, information and records as they may reasonably request for purposes of the foregoing;

              provided that all such cooperation shall be provided by reasonable access, during normal business hours, to the personnel of the Stations, TVSD and NBCU and the documents, information and books and records of Sellers, the
              Companies and their Affiliates.  The auditors and accountants of NBCU (including KPMG), Sellers or any of their
              Affiliates shall not be obliged to make any work papers (to the extent extant) available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; provided that prior to such access, all such Persons shall execute Sellers' standard insurance and indemnity agreement.

                           (iii)  Buyer shall pay all reasonable and necessary out-of-pocket expenses incurred by Sellers and their
                  Affiliates in connection with the performance of their obligations under this Section 5.2(f), including the fees and expenses of KPMG, which shall be subject to Buyer's prior consent (not to be unreasonably withheld).
                  Sellers and their Affiliates shall not be required under this Section 5.2(f) to give any representations, warranties, covenants or indemnities to Buyer.

         5.3      Confidentiality.  UBS Securities LLC on behalf of NBCU and Buyer are parties to a non-disclosure agreement with respect to NBCU and its television stations (the "NDA").  Without limiting the terms of the NDA, subject to the requirements of applicable law, all non-public information regarding the parties and their Affiliates and their businesses and properties that is disclosed in connection with the negotiation, preparation or performance of this Agreement and the Ancillary Agreements (including without limitation all financial information provided by Sellers to Buyer) shall be confidential and shall not be disclosed to any other Person or entity except in accordance with the terms of the NDA and this Agreement.

         5.4      Announcements.  The parties shall consult with one another in connection with the initial joint press release to be made with respect to the execution of this Agreement and such press release shall be reasonably acceptable to Sellers and Buyer.
Prior to the Closing, no party shall, without the prior written consent of the other, issue any press release or make any other public announcement concerning the transactions contemplated by this Agreement, except to the extent that such party is so obligated by law, in which case such party shall give advance notice to the other.

         5.5      Control.  Buyer shall not, directly or indirectly, control, supervise or direct the operation of the Stations prior to the Closing.  Consistent with the Communications Laws, control, supervision and direction of the operation of each Station prior to the Closing shall remain the responsibility of the respective Station Licensee as the holder of the FCC Licenses for such
Station.

         5.6      [Intentionally Deleted].

         5.7      Consents.

                     (a)      As soon as practicable after the execution of this Agreement, but in any event no later than thirty
            (30) days after such execution, the parties shall make appropriate requests and shall use commercially reasonable efforts to obtain as expeditiously as possible (i) any third party consents required under any Station Contracts, and
            (ii) execution of reasonable estoppel certificates by lessors under any Seller Real Property Leases or Company Real
            Property Leases. Obtaining such consents or estoppel certificates are not conditions to the Closing except for the receipt of the consents listed on Schedule 5.7(a) (the "Required Consents").  Buyer, on the one hand, and Sellers, on the other hand, shall each be responsible for and pay one-half of all administrative or processing fees imposed by a
            Person pursuant to the terms of the relevant Station Contract, Seller Real Property Lease or Company Real Property Lease
            as a condition to processing any consent or estoppel certificate request.  Seller and Buyer shall cooperate in connection with the preparation of the forms of consent and estoppel certificate and shall keep each other reasonably informed as to the status of obtaining any such consents and estoppel certificates.  Buyer will not be required to accept or agree or accede to any condition to transfer any Station Contract, or any modifications or amendments to such
            Station Contract that would make, or are reasonably likely to make, the underlying Station Contract materially more onerous in the aggregate or that would materially reduce, or are reasonably likely to materially reduce, the benefits available under the Station Contract in respect of which the consent or new replacement contract relates.

                     (b)      To the extent that any Station Contract to be transferred to Buyer may not be assigned without the consent of any third party, and such consent is not obtained prior to the Closing, this Agreement and any assignment executed pursuant to this Agreement shall not constitute an assignment of such Station Contract; provided, however, with respect to each such Station Contract, Sellers and Buyer shall cooperate to the extent feasible in effecting a lawful and commercially reasonable arrangement under which Buyer shall receive the benefits under the Station Contract from and after the Closing, and, to the extent of the benefits received, Buyer shall pay and perform Sellers' obligations arising under the Station Contract from and after the Closing in accordance with its terms.  Sellers and Buyer shall continue to use commercially reasonable efforts after the Closing Date to obtain all such consents that were not obtained prior to the Closing, and will assign or cause to be assigned to Buyer any applicable Station Contract once all consents necessary for such assignment are obtained.

         5.8      Employee Matters.  With respect to employee matters, the parties have made the agreements and covenants as set forth on Exhibit A to this Agreement, which is an integral part of this Agreement (the "Employee Matters").

         5.9      No Shop.

                  (a)      Sellers shall not, and shall not permit any of the Companies, or any of their respective Affiliates, directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly,
         (i) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the business, operations, properties, or assets relating to the Stations or any capital stock of a Seller or a Company other than the transactions contemplated by this Agreement (an "Acquisition
         Transaction"), (ii) facilitate, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of any Seller or the Companies in connection with an Acquisition
         Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, or facilitate, any effort or attempt by any other Person to do or seek any of the foregoing.

                  (b)      Sellers shall (and shall cause their Affiliates and Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Acquisition Transaction.

         5.10     Closing.  Subject to the terms and conditions of this Agreement, including any limitations on the parties'
obligations hereunder, Buyer and Sellers shall each use commercially reasonable efforts to satisfy as soon as practicable all conditions required hereby to be satisfied by it in order to expedite the consummation of the transactions contemplated hereby.

         5.11     Governmental Consents.

                  (a)      Within three (3) business days of the date of this Agreement, Buyer and Sellers shall, and Sellers shall cause the Station Licensees to, file applications with the FCC (collectively, the "FCC Application") requesting FCC consent to the assignment or the transfer of control of the FCC Licenses to Buyer, as appropriate.  In the case of the applications to transfer control of the main and auxiliary licenses of WVTM, Buyer will request a temporary waiver to provide six (6)
         months, from the Closing Date, to file an application with the FCC to dispose of such station as would be necessary for
         Buyer to come into compliance with the television duopoly Rule, 47 C.F.R. ss.73.3555(b) in the Birmingham, Alabama
         television market.  The request for the waiver to commonly own two television stations in the Birmingham, Alabama television market (such six-month waiver, the "Birmingham Waiver"; and such six-month period, the "Birmingham Waiver
         Period") shall include an express commitment and undertaking on the part of Buyer to (i) aggressively market one of the two
         Birmingham stations (e.g., WVTM or the station assigned to Birmingham, Alabama in which Buyer has an attributable interest)
         during the Birmingham Waiver Period; (ii) operate the two Birmingham stations as separate and competing entities during the
         Birmingham Waiver Period; and (iii) file during the Birmingham Waiver Period an application with the FCC to dispose of one of the two Birmingham stations as necessary for Buyer to come into full compliance with 47 C.F.R. ss.73.3555(b) (the
         "Birmingham Waiver Conditions"). The FCC consent to the assignment or the transfer of control of the FCC Licenses to Buyer and the granting of the Birmingham Waiver is referred to herein as the "FCC Consent".  Buyer and Sellers shall (and Sellers shall cause each Station Licensee to) diligently prosecute the FCC Application and otherwise use their commercially reasonable efforts to obtain the FCC Consent as soon as practicable.  Buyer and Sellers shall each pay one-half of any required FCC filing fees in connection with the FCC Application.

                  (b)      As soon as reasonably practicable after the date of this Agreement, Buyer and Sellers shall make any required filings pursuant to the HSR Act with respect to the transactions contemplated hereby (including a request for early termination of the waiting period thereunder), and shall thereafter promptly respond to all requests received for additional information or documentation.  If requested by the applicable Governmental Authority upon review of the filings made pursuant to the HSR Act, Buyer shall expressly agree to accept the Birmingham Waiver Conditions and to any request by the Governmental Authority to divest, or to enter into a consent decree requiring Buyer to divest, after the expiration of the Birmingham Waiver Period, one of the two Birmingham stations (ie., WVTM or the station assigned to Birmingham, Alabama in which Buyer has an attributable interest), on terms that are usual and customary for consent decrees with the
         Governmental Authority.  Expiration or termination of any applicable waiting period under the HSR Act is referred to herein as "HSR Clearance".

                  (c)      Buyer and Sellers shall notify each other of and make available to each other all documents filed with or received from any Governmental Authority with respect to this Agreement or the transactions contemplated hereby and permit the other party to review in advance any proposed communication by such party.  Neither Sellers nor Buyer shall agree to participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting.  Buyer and Sellers shall furnish each other with such information and assistance as the other may reasonably request in connection with their preparation of any governmental filing hereunder.

                  (d)      Sellers and Buyer agree to cooperate and use their respective commercially reasonable efforts to obtain the FCC Consent, the HSR Clearance and any other governmental consents and approvals that may be required in connection with the transactions contemplated by this Agreement.  Sellers and Buyer will cooperate with the reasonable requests of the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.  For purposes of this
         Section 5.11, "commercially reasonable efforts" shall not require either party or its Affiliates to, except as expressly provided in this Section 5.11 and Section 5.12, (i) divest, sell or hold separate any material assets, businesses or properties or enter into any material consent decree or assume any other material obligations with respect to the ongoing operations of such party and/or its Affiliates, (ii) commence or participate in any litigation, (iii) satisfy any condition imposed by any third party or Governmental Authority that such party reasonably believes is likely to adversely affect, in any material respect, such party's condition (financial or otherwise), assets, liabilities, results of operations or business, (iv) offer or grant any accommodation (financial or otherwise) to any third party or Governmental Authority that such party reasonably believes is likely to adversely affect, in any material respect, such party's condition (financial or otherwise), assets, liabilities, results of operations or business or (v) compensate any third party (other than payment of customary filing fees).

                  (e)      If the conditions set forth in Articles 6 and 7 have been satisfied, but not all of the FCC Consents for the assignment of the Non-Broadcast FCC Licenses have been obtained, then Buyer and Sellers shall consummate the Closing, excluding such Non-Broadcast FCC Licenses and any related assets prohibited from being transferred to Buyer pursuant to applicable Legal Requirements, as determined in the reasonable discretion of Sellers.  Buyer and Sellers shall enter into a reasonable facilities sharing agreement, consistent with applicable Legal Requirements, to permit Buyer, at no cost to
         Buyer, to communicate over the facilities covered by such Non-Broadcast FCC Licenses until the FCC Consents for the assignment of such Non-Broadcast FCC Licenses are obtained and such Non-Broadcast FCC Licenses have been assigned.  Within ten (10) Business Days of obtaining the FCC Consent for the assignment of such Non-Broadcast FCC Licenses, Sellers shall assign and transfer such Non-Broadcast FCC Licenses to Buyer.

         5.12     Renewal.  If the main station FCC Licenses issued under Part 73 of the FCC Rules are due to expire prior to the
Closing and if not previously filed, then Sellers shall timely file FCC renewal applications with respect to the pertinent Station or Stations.  Sellers shall prosecute all such license renewal applications diligently and otherwise use its commercially reasonable efforts to obtain FCC grants of the renewals as soon as practicable.  In order to avoid disruption or delay in the processing of the
FCC Application, Buyer and Sellers agree, as part of the FCC Application, to request that the FCC apply its policy permitting license transfers in transactions involving multiple markets to proceed, notwithstanding the pendency of one or more license renewal applications.  Buyer and Sellers agrees to make such representations and undertakings as are necessary or appropriate to invoke such policy, including (without limitation) undertakings by Buyer to assume, effective as of the Closing, the position of applicant with respect to any pending license renewal applications, and to assume, effective as of the Closing, the risks relating to such applications, provided, however, that if the FCC declines to apply such policy as requested by Buyer and Sellers and instead grants the FCC Application subject to the condition that it grant one or more renewal applications prior to consummation, then the term
"FCC Consent" as used herein shall mean FCC consent to the FCC Application and satisfaction of such renewal condition; provided further that this Section 5.12 shall in no way impair or affect Buyer's rights under this Agreement with respect to any matters arising in connection with the renewals that arose or relate to any period prior to the Closing, including Buyer's closing conditions set forth in Article 7 and Buyer's indemnification rights set forth in Article 8.

         5.13     Letters of Credit; Other Obligations.  At or prior to the Closing, Buyer shall arrange for substitute letters of credit, performance bonds, Buyer guarantees in lieu of letters of credit or performance bonds and other similar obligations to replace (a) all Sellers' LCs and Company LCs outstanding as of the date of this Agreement and (b) all Sellers' LCs and Company LCs entered into in the ordinary course of business consistent with past practice on or after the date of this Agreement and prior to the Closing.

         5.14     Termination of Rights to the Seller Name and Seller Marks.  Buyer acknowledges and agrees that, except as permitted by the Ancillary Agreements or a duly authorized representative of Sellers in writing, following the Closing Date, Buyer and its Affiliates shall cease and discontinue all uses of the Trade Names, either alone or in combination with other words, and all marks, trade dress, logos, monograms, domain names and other source identifiers similar to any of the foregoing or embodying any of the foregoing alone or in combination with other words; provided, however, that Buyer may use such marks, trade dress, logos, monograms, domain names, other source identifiers and the Trade Names as permitted by law except as may be qualified by any
Ancillary Agreement.

         5.15     Insurance.  From and after the Closing Date, each Station and each Company shall cease to be insured by GE's or any of its Affiliates' insurance policies or by any of their self-insured programs.

         5.16     Environmental Matters.

               (a)      Buyer acknowledges that its sole and exclusive remedy against Sellers for any Liabilities, Damages, Actions or Claims relating to or resulting from any Environmental Law or Hazardous Material, or any other environmental, health or safety matter, including natural resources, that relate in any way to this Agreement or the transactions contemplated hereby, is pursuant to this Agreement and the WJAR Lease Agreement.  In furtherance of, and without limiting, the foregoing, Buyer hereby waives, on its behalf and on behalf of its parents, subsidiaries, divisions and affiliates, their predecessors, successors and assigns, to the fullest extent permitted under applicable law, any claim or remedy against Sellers now or hereafter available under any applicable Environmental Law, including the Comprehensive Environmental Response, Compensation
      and Liability Act or any similar federal or state law, or, in connection with any Environmental Law or Hazardous Material, or any other environmental, health or safety matter, including natural resources, any other law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit or similar requirement, approval or standard, or in equity, whether or not such Environmental Law, such other law, statute,  treaty, directive, decision, judgment, award, regulation, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit or similar requirement, approval or standard, or such equitable remedy, is in existence or in effect prior to or on the date hereof or comes into existence or effect at any time in the future; provided that this waiver shall only relate to matters relating to this Agreement and the transactions contemplated hereby.  After the date of this Agreement, Buyer may elect, at its own expense, to order a Phase I environmental site assessment and/or an air quality assessment of any Real Property to be performed by ESM, LC (the "Environmental Firm").  If the Environmental Firm
      reasonably determines as a result of those assessments that further investigation or testing is necessary, Buyer may cause to be performed, at its expense, Phase II environmental site assessments at the Real Property as soon as reasonably practicable by the Environmental Firm.  Following their completion, Buyer will promptly deliver copies of such Phase I and Phase II environmental site assessment reports to Sellers.  Sellers will comply with any reasonable request for information made by
      Buyer or the Environmental Firm in connection with any such investigation and shall afford Buyer and the Environmental Firm access to all areas of the Owned Real Property, at reasonable times and in a reasonable manner in connection with any such investigation.  In the event that as a result of Phase II environmental assessments, the Environmental Firm reasonably determines that remedial action is required by Environmental Law, Buyer shall promptly notify Sellers and provide Sellers with copies of the relevant report.

                  (b)      With respect to the Owned Real Property located in Cranston, Rhode Island and Rehoboth, Massachusetts,
         Buyer further acknowledges and agrees that the conveyance of such Owned Real Property pursuant to the special warranty deed shall be subject to the following restrictive covenants (collectively, "Restrictions"), which Restrictions shall be perpetual, shall run with the Owned Real Property, and shall be binding upon Buyer, its representatives, employees, contractors, tenants, licensees, invitees, successors and/or assigns, including without limitation any future or successor owner of the Owned Real Property (collectively, the "Current Owner"):

                           (i)      Limited Use.  The Owned Real Property and any buildings and other improvements to be erected thereon shall be used solely for commercial, industrial, warehouse and retail and wholesale sales only and for no other purpose whatsoever, notwithstanding that other uses may be permitted by the applicable zoning or other ordinances now or in the future affecting the Owned Real Property.  Further, notwithstanding any of the foregoing and even though such may constitute a "commercial" or other permitted use, in no event shall the Owned Real
                  Property be used for any residential purposes, nursing home, or school.

                           (ii)     Groundwater Use Restriction.        No part of the groundwater under the Owned Real Property
                  shall be used for any use or purpose whatsoever, including without limitation industrial, commercial, residential, drinking, or irrigation purposes.

                           (iii)    Remedies for Violation of the Restrictions.  If the Current Owner breaches or violates either of these Restrictions, then NBCU or its designee shall have the right to obtain injunctive relief to ensure compliance by the Current Owner with these Restrictions and to pursue all other remedies which may be available to
                  NBCU or its designee at law and in equity, including, but not limited to specific performance and/or any action for money damages.  In addition, the Current Owner shall be liable for all attorneys' fees, consultant fees and all other reasonable costs and expenses incurred by NBCU or its designee in enforcing these Restrictions.

                           (iv)     These Restrictions are for the benefit of NBCU and its successors and may be waived by NBCU and its successors; provided that "successors" shall not include Buyer or its successors or assigns.

                  (c)      Transfer of title to the Seller Owned Real Property located in Cranston, RI shall be pursuant to the terms of Section 8.11.

         5.17     Title Commitments; Surveys; Lien Searches.  Buyer may order, at Buyer's sole cost and expense, title commitments, surveys and lien searches on each parcel of Owned Real Property and lien searches on the other assets and properties included in the
Assets.  Sellers agree to cooperate with Buyer in obtaining such items, including providing access to Buyer and its representatives as provided in Section 5.2.

         5.18     Grant of Stations' Materials License.  Buyer hereby grants to Sellers and NBCU, and their Affiliates, licensees, and assigns, the worldwide non-exclusive, royalty-free, perpetual right and license (but Sellers and NBCU, and their Affiliates, licensees, and assigns do not have the obligation) to:

                  (a)      copy, transmit, distribute, perform, exhibit and otherwise exploit in all media and by all means now known or hereafter devised any Stations' Materials embodied in any and all works created by or for Sellers or NBCU, including but not limited to television productions or promotions, and the Stations' Materials which, as of the date of this Agreement, is contained in any library or archive owned or controlled by Sellers or NBCU; and

                  (b)      create derivative works from any Stations' Materials (i) embodied in any work that was created by or for
         Sellers or NBCU, or (ii) that are, as of the date of this Agreement, contained in any library or archive owned or controlled by Sellers or NBCU, and to copy, transmit, distribute, perform, exhibit and otherwise exploit those derivative works in all media and by all means now known or hereafter devised.

                                                  Notwithstanding anything to the contrary in this Agreement, Buyer may, upon providing written notice, terminate the license granted to Sellers and NBCU under this Section 5.18 with respect to any item of Stations' Materials if Buyer, using its good faith business judgment, decides that such license may result in material liability to Buyer.  Notwithstanding any such termination with respect to a particular item, the license set forth in this Section 5.18(b) shall remain in full force and effect with respect to all other items.  Sellers and NBCU will be solely responsible for obtaining all necessary third party licenses and releases
                                                  (including, but not limited to, right of publicity releases) to use the Stations'
                                                  Materials.  In addition, Sellers and NBCU acknowledge that Buyer makes no representations or warranties regarding the use of the Stations' Materials and therefore provides Sellers and NBCU with no indemnity with respect to their use of the Stations' Materials.

         5.19     Updating of Information.  Between the date of this Agreement and the Closing Date, Sellers will deliver to Buyer a copy of each Station Contract that is entered into by any Seller or Company between the date hereof and the Closing if such Station
Contract would have been a Material Station Contract had it been in effect on the date hereof.

         5.20     Transition Services Agreement.  The parties shall negotiate in good faith to agree within thirty (30) days from the date hereof on a definitive version of the Transition Services Agreement to be entered into at the Closing.  Such definitive agreement shall contain terms consistent with the terms set forth in the "Transition Services Term Sheet" set forth on Schedule 5.20
(which includes terms contemplated to be included in the Transition Services Agreement) and such additional terms as the parties may mutually agree.  If the parties do not agree on a definitive Transition Services Agreement prior to the Closing, the terms set forth in the Transitions Services Term Sheet shall be binding on the parties (including NBCU).

                                                               ARTICLE 6
                                                      SELLERS' CLOSING CONDITIONS

         The obligation of Sellers to consummate the Closing hereunder is subject to satisfaction, at or prior to the Closing, of each of the following conditions (unless waived in writing by Sellers, provided that the requirement to obtain the FCC Consent cannot be waived):

         6.1      Representations and Covenants.

                  (a)      The representations and warranties of Buyer made in this Agreement (without giving effect to any materiality or Buyer Material Adverse Effect qualification) shall be true and correct in all material respects as of the
         Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date and except for changes permitted or contemplated by the terms of this Agreement), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

                  (b)      The covenants and agreements to be complied with and performed by Buyer at or prior to the Closing shall have been complied with or performed in all material respects.

                  (c)      Sellers shall have received a certificate dated as of the Closing Date from Buyer executed by an authorized officer of Buyer to the effect that the conditions set forth in Section 6.1(a) and Section 6.1(b) have been satisfied.

         6.2      No Order.  Neither Sellers nor Buyer shall be subject to any court or Governmental Order or permanent injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

         6.3      FCC Authorization.  The FCC Consent shall have been obtained.

         6.4      Hart-Scott-Rodino.  If applicable, the HSR Clearance shall have been obtained.

         6.5      Deliveries.  At the Closing, Buyer shall have delivered or cause to be delivered to Sellers:

                  (a)      the Closing Payment in accordance with Section 2.6 hereof;

                  (b)      good standing certificates issued by the Secretary of State of Buyer's jurisdiction of formation;

                  (c)      copies of resolutions authorizing the execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby, certified by an officer of Buyer;

                  (d)      the certificate described in Section 6.1(c);

                  (e)      the NBC Affiliation Agreement, duly executed by Buyer;

                  (f)      the Distribution Contribution Agreement, duly executed by Buyer;

                  (g)      the Hub Services Agreement, duly executed by Buyer;

                  (h)      the Transition Services Agreement, if the definitive form has been agreed to, duly executed by Buyer;

                  (i)      the WeatherPlus Affiliation Agreement, duly executed by Buyer;

                  (j)      the News Channel Participation Agreement, duly executed by Buyer;

                  (k)      the Arthouse Services Agreement, duly executed by Buyer;

                  (l)      subject to Section 5.7, a bill of sale and assignment and assumption agreement, in form and substance reasonably satisfactory to Sellers, conveying the other Purchased Assets from Sellers to Buyer, free and clear of all
         Liens, except Permitted Liens;

                  (m)      domain name transfers assuming the Stations' domain names included in the Purchased Intellectual
         Property, in form and substance reasonably satisfactory to Sellers;

                  (n)      the WJAR Lease Agreement; and

                  (o)      such other documents and instruments of assumption that may be necessary to transfer the Purchased Assets and the Stock and assume the Assumed Obligations or to convey the Company Retained Assets all in accordance with this
         Agreement.

                                                               ARTICLE 7
                                                       BUYER CLOSING CONDITIONS

         The obligation of Buyer to consummate the Closing hereunder is subject to satisfaction, at or prior to the Closing, of each of the following conditions (unless waived in writing by Buyer, provided that the requirement to obtain the FCC Consent cannot be waived):

         7.1      Representations and Covenants.

                  (a)      The representations and warranties of Sellers made in this Agreement (without giving effect to any materiality or Seller Material Adverse Effect qualification) shall be true and correct in all material respects as of the
         Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date and except for changes permitted or contemplated by the terms of this Agreement), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (b)      The covenants and agreements to be complied with and performed by Sellers at or prior to the Closing shall have been complied with or performed in all material respects.

                  (c)      Buyer shall have received a certificate dated as of the Closing Date from Sellers executed by an authorized officer of each Seller to the effect that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been satisfied.

         7.2      No Order.  Neither Sellers nor Buyer shall be subject to any court or Governmental Order or permanent injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

         7.3      FCC Authorization.  Subject to Section 5.11(e), the FCC Consent shall have been obtained without any condition or qualification that Buyer is not required to accept pursuant to Section 5.11.  On the Closing Date, each Station Licensee shall be the lawful holder of its respective material FCC Licenses, the material FCC Licenses shall be in full force and effect in accordance with their terms, and the balance of the current license term shall be that applicable generally to broadcast television stations licensed to communities in the state where each Station is located.  The renewals for any material FCC License currently subject to the FCC's renewal process shall not have been denied or designated for hearing.

         7.4      Hart-Scott-Rodino.  If applicable, the HSR Clearance shall have been obtained.

         7.5      Consents.  The Required Consents shall have been obtained and delivered to Buyer and shall be in full force and effect as of the Closing and shall not be subject to any condition, modification or amendment that Buyer is not required to accept pursuant to Section 5.7.

         7.6      No Seller Material Adverse Effect.  Between the date hereof and the Closing, there shall not have occurred any
Seller Material Adverse Effect.

         7.7      Deliveries.  At the Closing, Sellers shall have delivered or cause to be delivered to Buyer:

                  (a)      good standing certificates for each Seller and each of the Companies issued by the Secretary of State of the jurisdiction of incorporation or formation, as the case may be;

                  (b)      copies of resolutions authorizing the execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby, and copies of each Company's charter and bylaws (or equivalent organizational documents), each certified by an officer of each Seller or such Company, as applicable;

                  (c)      the certificate described in Section 7.1(c);

                  (d)      the NBC Affiliation Agreement, duly executed by NBC Network;

                  (e)      the Distribution Contribution Agreement, duly executed by NBC Network;

                  (f)      the Hub Services Agreement, duly executed by NBCU;

                  (g)      the Transition Services Agreement, if the definitive form has been agreed to, duly executed by NBCU;

                  (h)      the WeatherPlus Affiliation Agreement, duly executed by NBC Weather Plus Network LLC;

                  (i)      the News Channel Participation Agreement, duly executed by NBC News Channel, Inc.;

                  (j)      the Arthouse Services Agreement, duly executed by NBCU;

                  (k)      an affidavit of non-foreign status of Outlet that complies with Section 1445 of the Code and the Treasury
         Regulations promulgated thereunder;

                  (l)      special warranty deeds, in form and substance reasonably satisfactory to Buyer, conveying the Seller
         Owned Real Property from Sellers to Buyer, free and clear of all Liens, except for Permitted Liens and containing the provisions required under Section 5.16(b) and further subject to Section 5.16(c) and Section 8.11(c), or, if applicable, the WJAR Lease Agreement;

                  (m)      an assignment of Marks, in form and substance reasonably satisfactory to Buyer, assigning the Stations'
         registrations and applications for Marks included in the Purchased Intellectual Property from Sellers to Buyer, free and clear of Liens, except for Permitted Liens and affidavits and instruments customarily required to obtain title insurance thereon;

                  (n)      domain name transfers, in form and substance reasonably satisfactory to Buyer, assigning the Stations'
         domain names included in Purchased Intellectual Property from Sellers and their Affiliates to Buyer, free and clear of
         Liens except for Permitted Liens.

                  (o)      endorsed vehicle titles conveying the vehicles owned by Sellers and included in the Tangible Personal
         Property from Sellers to Buyer, free and clear of Liens, except for Permitted Liens.

                  (p)      subject to Section 5.7, a bill of sale and assignment and assumption agreement, in form and substance reasonably satisfactory to Buyer, conveying the other Purchased Assets from Sellers to Buyer, free and clear of all Liens, except Permitted Liens.

                  (q)      a receipt from Sellers acknowledging receipt of the Closing Payment;

                  (r)      the certificates representing the Stock accompanied by stock powers duly endorsed in blank, sufficient to convey and transfer to Buyer title to the Stock, free and clear of all Liens;

                  (s)      resignations, effective as of the Closing, from all officers and directors of each Company;

                  (t)      any other instruments of conveyance, assignment and transfer that may be reasonably necessary to convey, transfer and assign the Purchased Assets and Stock from Sellers to Buyer, free and clear of Liens, except for Permitted
         Liens;

                  (u)      the WJAR Lease Agreement; and

                  (v)      A binding agreement, in form and substance reasonably satisfactory to Buyer, signed by GE, under which GE grants Buyer a worldwide, royalty-free, perpetual license (with the right to sublicense to any third party) to use, in connection with the operation of a website, each domain name registered by GE that (i) includes any Trade Name, and (ii) as of the date of this Agreement, is used by any Seller in connection with the operation of a website for any Station.  In addition, such agreement will obligate GE (and its successors and assigns) to renew, at the expense of GE and its successors and assigns, the registrations for such domain names until such time that Buyer notifies GE in writing that
         Buyer no longer wishes to use such domain name.

         7.8      Debt.  None of the Companies shall have any Debt as of the Closing.


                                                               ARTICLE 8
                                                       SURVIVAL; INDEMNIFICATION

         8.1      Survival.  The representations and warranties in this Agreement shall survive the Closing for a period of twelve
(12) months from the Closing Date; provided, however, that (a) the representations and warranties in Section 3.9 (Environmental
Matters) shall survive the Closing for a period of two (2) years from the Closing Date, (b) the representations and warranties in
Section 3.6 (Taxes) shall terminate as of the Closing, and (c) the representations and warranties in Section 3.2 (Sellers'
Authorization), Section 3.4 (Stock Interests), Section 3.7 (Real Property, solely with respect to title), Section 3.17 (Sufficiency of, Title to and Condition of the Purchased Assets, solely with respect to title) (such representations in Sections 3.2, 3.4, 3.7 and 3.17, the "Indefinite Representations") and Section 4.2 (Buyer Authorization) shall survive indefinitely and the delivery of the deeds.  Upon the end of the applicable survival period, such representations and warranties shall expire and be of no further force or effect, except that if within such period the indemnified party gives the indemnifying party written notice of a claim for breach thereof describing in reasonable detail the nature and basis of such claim, then such claim shall survive until the resolution of such claim in accordance with the terms hereof.  The covenants and agreements in this Agreement shall survive the Closing until performed.  All such representations and warranties and covenants and agreements shall also survive and be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of any party hereto or by any notice or information delivered by any party hereto.

         8.2      Indemnification.

                  (a)      Subject to Section 8.2(b), from and after the Closing, Outlet and NBC Sub shall defend, indemnify and hold harmless Buyer and its Affiliates (including the Companies) and their respective officers, directors, employees, agents, successors and assigns (and each reference to Buyer as the indemnified party shall include the foregoing) from and against any and all losses, costs, damages, Liabilities, and expenses, including reasonable attorneys' fees and expenses
         ("Damages"), incurred by Buyer arising out of or resulting from:

                            (i)      any breach by Sellers of their representations and warranties made under this Agreement, except in the Indefinite Representations;

                            (ii)     any breach by Sellers of their representations and warranties made in the Indefinite
                    Representations;

                            (iii)    any breach or default by Sellers of any covenant or agreement made under this Agreement or the
                    WJAR Lease Agreement;

                            (iv)     the Retained Obligations, the Excluded Assets and the Company Retained Assets, whether relating to a period prior to or after the Closing;

                            (v)      any claim by UBS Securities, LLC or any other Person for any commission, brokerage fee, advisory
                    fee or other similar payment that arises as a result of any agreement or action of Sellers or the Companies or any of their Affiliates or any Person acting on their behalf in connection with this Agreement or the transactions contemplated hereby;

                            (vi)     the ownership of the Purchased Assets or the conduct of the business of the Stations for any period prior to the Closing (other than Liabilities that were taken into account in the determination of Working
                    Capital), including without limitation any sanctions, penalties or fines levied by the FCC in connection with the renewal of any of the FCC Licenses to the extent arising from or attributable to the ownership of the
                    Purchased Assets or the conduct of the business of the Stations for any period prior to the Closing;

                            (vii)    any Claim in respect of Liabilities or matters in respect of which Sellers and their Affiliates are obligated to indemnify Buyer pursuant to the Employee Matters exhibit;

                            (viii)   Liabilities of the Companies related to or arising in connection with any period prior to the
                    Closing (other than Liabilities that were taken into account in the determination of Working Capital or that are the responsibility of Buyer under Employee Matters or the TMA);

                            (ix)     any Claim in respect of Liabilities of Birmingham Assets arising or resulting from the operations of GE Specialty Chemicals, Inc. (predecessor-in-interest to Birmingham Assets), whether such
                    Liabilities manifest prior to or after the Closing, whether or not such Liabilities arise as a result of the actions of GE Specialty Chemicals, Inc. or a predecessor owner of the business, and including any Claim arising or resulting from the Crompton Agreement; and

                            (x)      Liabilities of the Companies related to or arising in connection with any Station Contract of the Companies or any Shared Contract binding on the Companies or WVTM that is not an Assumed Station Contract or an Assumed Shared Contract, whether such Liabilities relate to any period prior to or after the Closing.

                  (b)      Notwithstanding the foregoing or anything else herein to the contrary, after the Closing:

                            (i)      Outlet and NBC Sub shall have no liability to Buyer under Section 8.2(a)(i) until Buyer's
                    Damages under such section exceed, in the aggregate Three Million Dollars ($3,000,000), and then only to the extent that aggregate indemnified Damages under such section exceed such amount;

                            (ii)     the maximum aggregate liability of Outlet and NBC Sub (A) under Section 8.2(a)(i) and (B) for consequential, incidental, indirect, lost profits and punitive damages in connection with the work performed by
                    Sellers in connection with the Cranston Environmental Issues or a breach by Sellers of the WJAR Lease Agreement
                    (except that judgments for any such damages as part of a Claim from a third party shall not be subject the limitation contained in this Section 8.2(b)(ii)) shall be an amount equal to 15% of the Purchase Price (subject to the further limitation contained in Section 2.9(c)(iii)); and

                            (iii)    in no event will Outlet's, NBC Sub's and NBCU's aggregate liability under this Article 8,
                    Section 10.14, the WJAR Lease Agreement and the TMA exceed the Purchase Price (subject to the further limitation contained in Section 2.9(c)(iii)).

                  (c)      From and after the Closing, Buyer shall defend, indemnify and hold harmless Sellers and their Affiliates and their respective officers, directors, employees, agents, successors and assigns (and each reference to Sellers as the indemnified party shall include the foregoing) from and against any and all Damages incurred by Sellers arising out of or resulting from:

                            (i)      any breach by Buyer of its representations and warranties made under this Agreement;

                            (ii)     any breach or default by Buyer of any covenant or agreement made under this Agreement or the
                    WJAR Lease Agreement;

                            (iii)    the Assumed Obligations;

                            (iv)     except for claims with respect to which Outlet and NBC Sub are obligated to indemnify Buyer pursuant to Section 8.2(a), the ownership of the Purchased Assets or the Companies, or the conduct of the business or operation of the Stations or any Company after the Closing; and

                            (v)      any claim by Stephens, Inc. or any other Person for any commission, brokerage fee, advisory fee or other similar payment that arises as a result of any agreement or action of Buyer or any of its Affiliates or any Person acting on their behalf in connection with this Agreement or the transactions contemplated hereby.

         8.3      Procedures.  Subject to Section 8.10 below,

                  (a)      The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties that is subject to indemnification hereunder (a "Claim"), but a failure to give such notice or delaying such notice shall not affect the indemnified party's rights or the indemnifying party's obligations except to the extent the indemnifying party's ability to remedy, contest, defend or settle with respect to such
         Claim is thereby materially prejudiced and provided that such notice is given within the time period described in Section
         8.1.

                  (b)      The indemnifying party shall have the right to undertake the defense or opposition to such Claim with counsel selected by it.  In the event that the indemnifying party does not undertake such defense or opposition in a timely manner, the indemnified party may undertake the defense, opposition, compromise or settlement of such Claim with counsel selected by it at the indemnifying party's cost (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).  It is the intent of the parties that Sellers will continue to undertake the defense or opposition to the Actions against the Sellers with respect to the Stations or against the Companies that are pending as of the Closing, including the matters described in
         Section 3.13 of the Seller Disclosure Schedule.

                  (c)      Anything herein to the contrary notwithstanding:

                            (i)      the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim, except for Claims addressed under Section 8.10;

                            (ii)     the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include the giving by the claimant to the indemnified party of a release from all liability in respect of such Claim; and

                            (iii)    in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel concerning such Claim and the indemnifying party and the indemnified party and their respective counsel shall cooperate in good faith with respect to such Claim.

         8.4      Tax Treatment of Indemnity Payments.  Sellers and Buyer agree to treat any indemnity payment made pursuant to this
Article 8 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

         8.5      Indemnification Payments.  The indemnified party shall seek full recovery under all insurance policies covering any Damages to the same extent as it would if such Damages were not subject to indemnification hereunder; provided, that the indemnified party shall not be required to seek such insurance proceeds prior to proceeding for indemnity under this Article 8.
In the event that an insurance or other recovery is made by any party with respect to any Damages for which any such Person has been indemnified hereunder and has received funds in the amount of the Damages, then a refund equal to the aggregate amount of the recovery shall be made promptly to the indemnifying party.

         8.6      Exclusive Remedy.  Sellers and Buyer acknowledge and agree that, following the Closing, the indemnification provisions of Section 8.2 (as supplemented by Section 10.14) shall be the sole and exclusive remedy of Buyer for any breach of the representations or warranties in this Agreement and the WJAR Lease Agreement and for any failure to perform or comply with any covenants or agreements under this Agreement and the WJAR Lease Agreement that, by their terms, were to have been performed or complied with prior to the Closing; provided, however, that the foregoing shall not apply to the Hub Services Agreement, the
Transition Services Agreement, the Arthouse Services Agreement, the WeatherPlus Affiliation Agreement, the News Channel
Participation Agreement and the NBC Affiliation Agreement.

         8.7      Mitigation.  Each of the parties agrees to take all reasonable steps to mitigate its respective Damages upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Damages that are indemnifiable hereunder.

         8.8      Tax Matters.  Notwithstanding anything to the contrary contained in this Agreement, except for Section 8.2(b)
(iii), the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be solely governed by the TMA and shall not be subject to the provisions of this Article 8.

         8.9      No Right of Contribution.  Following the Closing, Sellers shall have no right of contribution against any Company for any indemnification payment to be made by Sellers hereunder or otherwise, and each Seller hereby waives any and all rights of contribution that it may have against any Company.

         8.10     Additional Provisions Regarding Environmental Laws.  Notwithstanding the other provisions of Section 8.3, where, in case of conflict, this Section 8.10 shall control as to Buyer's indemnification claims for Liability from Environmental Laws, including but not limited to Section 8.2(a)(ix):  (a) Buyer shall promptly notify, in writing, Sellers upon receipt by Buyer or any of its Affiliates of any oral or written Action or Claim that is subject to indemnification under Section 8.2(a) relating in any way to Liabilities from an Environmental Law, provided that a failure to give such notice or delaying such notice shall not affect
Buyer's rights or Sellers' obligations except to the extent the Sellers' ability to remedy, contest, defend or settle with respect to such Action or Claim is thereby materially prejudiced; (b) Sellers shall have the sole right to undertake the defense or opposition to such Claim or Action with counsel selected by it, provided that Sellers shall keep Buyer reasonably informed as to the status of the foregoing and the anticipated nature and timing of any environmental work; and (c) Buyer shall not interfere with, impede or hinder in any way, and shall have no control regarding, Sellers' management and settlement of any such Claim or Action or the subject matter of any such Claim or Action; provided that Sellers shall conduct the opposition to, or defense, management or settlement of, any such Action or Claim so as not to, and may not enter into any settlement or consent to any order that would, materially interfere with or affect the operation of WJAR as WJAR is operated as of the Closing Date.

         8.11     Environmental Provisions Regarding Cranston, Rhode Island.

                   (a)     With respect to the Real Property located at 23 Kenney Drive, Cranston, RI 02920 (the "Cranston Real
         Property"), at the Closing (or the Group A Closing, if applicable) Sellers shall retain fee simple title to the land and shall convey title to the improvements, installations and fixtures as otherwise provided in this Agreement.  To the extent required by the Rhode Island Department of Environmental Management (or such other Governmental Authority if such other authority is the lead agency with respect to the Cranston Real Property, but hereafter collectively called "RIDEM") or CEP,
         Sellers shall conduct remediation of the soil and groundwater to address issues identified in the 2006 Cranston Phase II report and any other issues subsequently identified or discovered in connection with the remediation (the "Cranston
         Environmental Issues").  Upon receipt of a written notice from RIDEM that no further action is required in connection with the Cranston Environmental Issues (the "Cranston Notice"), Sellers shall transfer for the consideration of $1.00 (one dollar) fee simple title to the land, to Buyer, pursuant and subject to the terms of this Agreement.

                  (b)      Buyer shall cooperate, and shall refrain from in any way interfering, with any investigation, remediation or monitoring or work performed by Sellers in connection with the Cranston Environmental Issues, or any oversight of such work by RIDEM, including providing access to RIDEM and, upon reasonable notice, providing access to Sellers to the land, improvements, installations, equipment or facilities as may be necessary or convenient in connection with the investigation, remediation or monitoring work.  Such access shall include access to drill wells, take soil and groundwater samples, and install and operate any remediation or monitoring equipment on or from any location in or on the Cranston Real
         Property, including on or from inside any improvement or facility.  Sellers shall conduct any investigation, remediation or monitoring work so as not to materially interfere with or affect the operation of WJAR as WJAR is operated as of the
         Closing Date.  Sellers shall keep Buyer reasonably informed as to the anticipated nature of Sellers' environmental work.
         In connection with the Cranston Environmental Issues, Buyer shall not object to, and shall cooperate with the implementation of, any risk based remedy, or engineering or institutional control, at Sellers' sole cost, so long as such remedy or control does not materially interfere with or affect the operation of WJAR as WJAR is operated as of the Closing
         Date.  For the avoidance of doubt, all Damages arising in connection with the Cranston Environmental Issues, including any work performed by or on behalf of the Sellers, shall be the sole responsibility of the Sellers and Buyer shall be indemnified therefor under this Agreement, subject to the limitations set forth in this Agreement.  At Sellers' sole cost,
         Buyer shall use commercially reasonable efforts to enforce its rights as the landlord pursuant to the third party leases with subtenants of the Cranston Real Property to the extent necessary to ensure such access, it being understood that Buyer can only enforce such rights as it has under the applicable leases and that Buyer shall not be liable to Sellers for any acts or omissions of subtenants that affect Sellers' access, except to the extent arising from breaches of this Agreement or the WJAR Lease Agreement or breaches by Buyer under the third party leases.

                  (c)      On the Closing Date, Outlet (as landlord) and Buyer (as tenant) shall execute a ground lease agreement with respect to the land included in the Cranston Real Property (the "WJAR Lease Agreement") in substantially the form of
         Schedule 8.11(c).  The WJAR Lease Agreement shall include provisions consistent with the following provisions:

                           (i)      The tenant shall pay annual base rent of $1.00 (one dollar), exclusive of operating expenses or other charges customarily billed to tenants.

                           (ii)     Upon receipt of the Cranston Notice, the landlord shall sell, and the tenant shall purchase, the land, for the consideration of $1.00 (one dollar).  At Sellers' option, the tenant may be required to upkeep post-sale any ongoing remediation maintenance or measures, at Sellers' sole cost, or alternatively to provide
                  Sellers a site access agreement to do so, so long as such maintenance or measures do not materially interfere with or affect the operation of WJAR as WJAR is operated as of the Closing Date.

                           (iii)    The tenant may assign the lease (and all of the tenant's associated rights including its indemnity rights hereunder) to a subsequent purchaser of Station WJAR without any additional consent of Sellers or
                  NBCU or GE, provided that the subsequent purchaser agrees to be bound by the WJAR Lease Agreement for the period from and after such assignment and provided that the assigning party shall thereby be released under the lease with respect to the period from and after such assignment.  Following such lease assignment, Sellers'
                  indemnification obligations shall continue for the benefit of Buyer and its assignee.


                                                               ARTICLE 9
                                                       TERMINATION AND REMEDIES

         9.1      Termination.  Subject to Section 9.3, this Agreement may be terminated prior to the Closing as follows:

                  (a)      by mutual written consent of Buyer and Sellers;

                  (b)      by written notice of Buyer to Sellers if Sellers breach their representations or warranties or default in the performance of their covenants contained in this Agreement and any closing condition in Article 7 would not be satisfied as a result of such breach or default and such breach or default is not cured within the Cure Period;

                  (c)      by written notice of Sellers to Buyer if Buyer breaches its representations or warranties or defaults in the performance of its covenants contained in this Agreement and any closing condition in Article 6 would not be satisfied as a result of such breach or default and such breach or default is not cured within the Cure Period; provided, however, that the Cure Period shall not apply to Buyer's obligations to pay the Closing Payment at the Closing if all other conditions to the Closing have been satisfied;

                  (d)      by written notice of Sellers to Buyer or Buyer to Sellers if (i) any Governmental Consent shall not have been granted and all appeals of such determination shall have been taken and are unsuccessful or (ii) any court of competent jurisdiction in the United States shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available unless the party seeking to so terminate this Agreement has used all commercially reasonable efforts and complied with its obligations under Section 5.11 of this Agreement to obtain such
         Governmental Consent and to oppose any such order, judgment or decree or to have such order, judgment or decree vacated or made inapplicable to the transactions contemplated by this Agreement; or

                  (e)      by written notice of Sellers to Buyer or Buyer to Sellers if the Closing does not occur within ten (10)
         months following the date hereof (the "Upset Date") (as extended to take into account any applicable Cure Period, but no longer than five (5) business days); provided that either Sellers or Buyer may elect to extend the Upset Date by up to two
         (2) months if the Group A Closing occurs and the WVTM Closing has not occurred as of the Upset Date by reason of the FCC
         Consent with respect to the WVTM Partial Application not having been granted; provided that the right to terminate this
         Agreement under this Section 9.1(e) shall not be available to a party if the failure of the Closing to have occurred was primarily due to the failure of such party to perform any of its obligations under this Agreement.

         9.2      Cure Period.  Each party shall give the other party prompt written notice upon learning of any breach or default by the other party under this Agreement or any other event that would lead to a condition to the Closing not being satisfied.  The term "Cure Period" as used herein means a period commencing on the date Buyer or Sellers receive from the other written notice of breach or default hereunder and continuing until the earlier of (a) twenty (20) calendar days thereafter and (b) five (5) business days after the scheduled Closing Date; provided, however, that if the breach or default is non-monetary and cannot reasonably be cured within such 20 calendar day period but can be cured before the date five (5) business days after the scheduled Closing Date, and if diligent efforts to cure promptly commence, then the Cure Period shall continue as long as such diligent efforts to cure continue, but not beyond the date five (5) business days after the scheduled Closing Date.

         9.3      Survival.  Neither party may terminate under Section 9.1(b), Section 9.1(c) or Section 9.1(e) if it is then in material default under this Agreement.  The termination of this Agreement shall not relieve any party of any liability for breach or default under this Agreement prior to the date of termination or preclude either party from pursuing all legal and equitable remedies for breach of contract or otherwise.  Notwithstanding anything contained herein to the contrary, Section 5.3
(Confidentiality) and Section 10.1 (Expenses) shall survive any termination of this Agreement.

         9.4      Specific Performance.  Sellers and Buyer acknowledge and agree that each of them would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone.  In the event of failure or threatened failure by either party to comply with the terms of this Agreement, the other party shall be entitled to an injunction restraining such failure or threatened failure and, subject to obtaining any necessary FCC consent, to enforcement of this Agreement by a decree of specific performance requiring compliance with this Agreement, without posting any bond or other undertaking.


                                                              ARTICLE 10
                                                             MISCELLANEOUS

         10.1     Expenses.  Except as otherwise provided in this Section 10.1 or in the TMA, each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.  All governmental fees and charges applicable to any requests for Governmental Consents shall be shared equally by Buyer, on the one hand, and Sellers, on the other hand.  All governmental fees and charges applicable to the consummation of the transactions contemplated by this Agreement shall be shared equally by Buyer, on the one hand, and Sellers, on the other hand; provided that all sales, use, transfer, documentary and purchase taxes and fees, filing fees, and recordation fees shall be allocated as set forth in the TMA.  Each party is responsible for any commission, brokerage fee, advisory fee or other similar payment that arises as a result of any agreement or action of it or any party acting on its behalf in connection with this Agreement or the transactions contemplated hereby.

         10.2     Further Assurances.  After the Closing, each party shall from time to time, at the request of and without further cost or expense to the other, execute and deliver such other instruments of conveyance and assumption and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby.

         10.3     Assignment.  No party may assign this Agreement without the prior written consent of the other parties hereto.
Notwithstanding the foregoing:  Buyer may, without the consent of Sellers or NBCU:  (i) assign all or a portion of Buyer's rights and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Buyer; (ii) collaterally assign its indemnification rights under this Agreement to its lenders; (iii) assign to any subsequent purchaser of the Companies (whether by merger or sale of stock) its indemnification rights under Section 8.2(a)(ix) and its rights under Section 10.14 as they relate to such rights; (iv) assign to any subsequent purchaser of WJAR, its business operations, properties and assets (whether by merger, sale of stock, sale of assets or otherwise) its indemnification rights with respect to environmental matters under this Agreement, the WJAR Lease Agreement and its rights under Section 10.14 as they relate to such rights; and (v) assign all or a portion of
Buyer's rights under this Agreement to a qualified intermediary (a "Qualified Intermediary") (as defined in Treasury regulation section 1.1031(k)-1(g)(4)) so long as such assignment would not materially delay or hinder the consummation of the Closing; provided that in the event of any assignment described in clauses (i)-(v), Buyer shall remain liable for all of its obligations hereunder.
If Buyer elects to assign any of its rights under this Agreement to a Qualified Intermediary, Sellers will cooperate with Buyer as may be reasonably necessary in connection with such assignment in order to qualify the acquisition of the Purchased Assets as part of a like-kind exchange within the meaning of Section 1031 of the Code, which cooperation shall include, without limitation, the acceptance and written acknowledgment by Sellers of notice of the assignment of Buyer's rights under this Agreement, so long as (i)
such cooperation is at Buyer's expense, (ii) Sellers are not required to hold title to any property involved in the like-kind exchange, (iii) Buyer shall indemnify Sellers for any damages attributable to Sellers' cooperation, and (iv) such cooperation would not have any adverse effect on Sellers (including adverse tax consequences).  Following any such assignment under this Section 10.3,
Sellers' indemnification obligations hereunder shall continue for the benefit of Buyer and its assignee.  The terms of this
Agreement shall bind and inure to the benefit of the parties' respective successors and any permitted assigns, and no assignment shall relieve any party of any obligation or liability under this Agreement.

         10.4     Notices.  Any notice pursuant to this Agreement shall be in writing and shall be deemed delivered on the date of personal delivery or confirmed facsimile transmission or confirmed delivery by a nationally recognized overnight courier service, and shall be addressed as follows (or to such other address as any party may request by written notice):

if to any Seller or to NBCU:                c/o NBC Universal, Inc.
                                            30 Rockefeller Plaza
                                            New York, New York 10112
                                            Attention:  Bruce Campbell
                                            Facsimile:  212-664-4766

with a copy (which shall not                NBC Universal, Inc.
constitute notice) to:                      Law Department
                                            30 Rockefeller Plaza
                                            New York, NY 10112
                                            Attention:  Vice President, Corporate & Transactions Law
                                            Facsimile:   212-664-4766

with a copy (which shall not                Shearman & Sterling LLP
constitute notice) to:                      599 Lexington Avenue
                                            New York, New York 10022
                                            Attention:  Christa A. D'Alimonte, Esq.
                                            Facsimile:  212-848-7179

if to Buyer:                                Media General, Inc.
                                            333 E. Franklin Street
                                            P.O. Box 85333
                                            Richmond, Virginia 23293
                                            Attention:  John A. Schauss, Vice President-Finance and Chief Financial Officer
                                            Facsimile:  (804) 649-6131

with a copy (which shall not                George L. Mahoney, Esq.
constitute notice) to:                      Vice President, Secretary and General Counsel
                                            Media General, Inc.
                                            333 E. Franklin Street
                                            Richmond, Virginia 23293
                                            Facsimile:  (804) 649-6989

                                            and

                                            Dow, Lohnes & Albertson, PLLC
                                            1200 New Hampshire Avenue, NW
                                            Suite 800
                                            Washington, DC 20036
                                            Attention: John T. Byrnes, Esq.
                                            Facsimile: (202) 776-2222

         10.5     Amendments.  No amendment or waiver of compliance with any provision hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of such amendment, waiver or consent is sought.

         10.6     Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto), the TMA and the Employee Matters exhibit constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect to the subject matter hereof, except the NDA, which shall remain in full force and effect.  No party makes any representation or warranty with respect to the transactions contemplated by this
Agreement except as expressly set forth in this Agreement and in any certificate contemplated to be delivered under Section 6.1(c)
or Section 7.1(c).  Without limiting the generality of the foregoing, Sellers make no representation or warranty to Buyer with respect to any projections, budgets or other estimates of the Companies' or the Stations' revenues, expenses or results of operations, or except as expressly set forth in Article 3 any other financial or other information made available to Buyer with respect to the Companies and the Stations, including without limitation the Confidential Information Memorandum dated January 2006.

         10.7     Severability.  If any court or Governmental Authority holds any provision in this Agreement invalid, illegal or unenforceable under any applicable law, then, so long as no party is deprived of the benefits of this Agreement in any material respect, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.  Upon a determination that a party would be so deprived, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         10.8     No Beneficiaries.  Nothing in this Agreement expressed or implied is intended or shall be construed to give any rights to any Person or entity other than the parties hereto and their successors and permitted assigns.

         10.9     Dispute Resolution.

                  (a)      Except with respect to any request for equitable relief (including interim relief) by Sellers or Buyer on or prior to the Closing Date or with respect to Sellers' and Buyer's rights under Section 9.4, any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement and any Ancillary Agreement, or the validity, interpretation, breach or termination of any such agreement, including claims seeking redress or asserting rights under any law (a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section 10.9 and Section
         10.10.  Until completion of such procedures, no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted by this Agreement or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

                  (b)      Any party seeking resolution of a Dispute shall first submit the Dispute for resolution by mediation to
         JAMS.  Mediation will continue for at least 60 days unless the mediator chooses to withdraw sooner.  The foregoing provisions of this Section 10.9(b) may be enforced by a court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses to be paid by the party against whom enforcement is ordered.

                  (c)      All communications among the parties or their representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.

                  (d)      Notwithstanding anything to the contrary contained in this Agreement, this Section 10.9 shall not apply with respect to Taxes.

         10.10      Governing Law; Submission to Jurisdiction; Waivers.  This Agreement and each Ancillary Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles of such state other than Section 5-1401 of the General Obligations Law of the State of New York.  Sellers and Buyer agree that if any  Dispute is not resolved by mediation undertaken pursuant to Section 10.9, such Dispute shall be resolved exclusively in the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of Sellers and Buyer by this Agreement irrevocably and unconditionally:

                  (a)      submits for itself and its property in any Action relating to this Agreement and the Ancillary
         Agreements, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the
         United States District Court for the Southern District of New York, and appellate courts having jurisdiction of appeals from such federal Court, and agrees that all claims in respect of any such Action shall be heard and determined to the extent permitted by law, in such federal court;

                  (b)      consents that any such Action may and shall be brought in such court and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (c)      waives all right to trial by jury in any Action (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the Ancillary Agreements, or its performance under or the enforcement of this Agreement or the Ancillary Agreements;

                  (d)      agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.4; and

                  (e)      agrees that nothing in this Agreement or any Ancillary Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

         10.11    Neutral Construction.  Buyer and Sellers agree that this Agreement was negotiated at arm's length and that the final terms hereof are the product of the parties' negotiations.  This Agreement shall be deemed to have been jointly and equally drafted by Buyer and Sellers, and the provisions hereof should not be construed against a party on the grounds that the party drafted or was more responsible for drafting the provision.  Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.  The Article, Section and paragraph headings of this Agreement are for convenience of reference only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the parties. As used herein, unless the context otherwise requires: references to
"Article" or "Section" are to an article or section hereof; "include," "includes" and "including" are deemed to be followed by
"without limitation" whether or not they are in fact followed by such words or words of like import; "hereof," "herein," "hereunder"
and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto; except where a particular date is specified, references to an agreement or other instrument or law, statute or regulation are referred to as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision) and all regulations, rulings and interpretations promulgated pursuant thereto.  References to any party hereto or any other agreement or document shall include such party's successors and permitted assigns.

         10.12    Cooperation.  After the Closing, Buyer shall cooperate with Sellers in the investigation, defense or prosecution of any action which is pending or threatened against Sellers or its Affiliates with respect to the Companies or the Stations, whether or not any party has notified the other of a claim for indemnity with respect to such matter.  Without limiting the generality of the foregoing, but provided that such requests shall not unreasonably interfere with the business or operations of
Buyer or any of its Affiliates Buyer shall make available its employees to give depositions or testimony and shall furnish all documentary or other evidence that Sellers may reasonably request.  Sellers shall reimburse Buyer for all reasonable and necessary out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 10.12.

         10.13    Counterparts.  This Agreement may be executed in separate counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

         10.14    Parent Undertaking and Guaranty.

                  (a)      NBCU, for the benefit of Buyer, in consideration of the promises, covenants and agreements of Buyer under this Agreement, hereby (i) agrees to cause the Sellers, collectively, and each Seller, individually, to take all actions as are necessary for each of them to perform its obligations under this Agreement and the Ancillary Agreements and (ii)
         unconditionally guarantees the full and prompt payment by Sellers of any and all payments required to be made by Sellers to
         Buyer in connection with this Agreement, including pursuant to Article 8 of this Agreement, pursuant to the Employee
         Matters exhibit and pursuant to the TMA.  This guarantee is an absolute and continuing guarantee.  NBCU waives any and all defenses and discharges it may have or otherwise be entitled to as a guarantor or surety hereunder and further waives presentment for payment or performance, notice of nonpayment or nonperformance, demand and protest.  NBCU expressly agrees that Buyer may proceed directly against NBCU under this Section 10.14 concurrently with proceeding against the Sellers and is not required to exhaust remedies against Sellers before proceeding against NBCU.

                  (b)      NBCU represents and warrants to Buyer that it has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
         The execution and delivery by NBCU of this Agreement, the performance by NBCU of its obligations hereunder, and the consummation by NBCU of the transactions contemplated hereby, have been duly authorized and approved by all necessary action of NBCU and do not require any further authorization or consent.  This Agreement has been duly executed and delivered by NBCU and, assuming the due authorization, execution and delivery of this Agreement by Sellers and Buyer, this
         Agreement constitutes a legal, valid and binding agreement of NBCU, enforceable against NBCU in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c)      NBCU hereby consents to the assignment or transfer of control to Buyer of the Station Contracts included in the Assets that are in the name of NBCU or another Affiliate of Sellers.

                  (d)      It is understood and agreed that for purposes of giving effect to this Section 10.14, all other relevant provisions of this Agreement and the Ancillary Agreements shall also be given effect (including Article 1 and the other provisions of Article 10 of this Agreement).


                                                       [SIGNATURE PAGE FOLLOWS]

              SIGNATURE PAGE TO STOCK AND ASSET PURCHASE AGREEMENT


    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


BUYER:                            MEDIA GENERAL, INC.



                                  By:     /s/ John A. Schauss
                                          ------------------------------------
                                          Name:   John A. Schauss
                                          Title:  Vice President-Finance &
                                                  Chief Financial Officer



SELLERS:                          OUTLET BROADCASTING, INC.



                                  By:    /s/ Jay Ireland
                                         -------------------------------------
                                         Name:  Jay Ireland
                                         Title: President



                                  NBC SUB (WCMH), LLC



                                  By:    /s/ Jay Ireland
                                        --------------------------------------
                                        Name:  Jay Ireland
                                        Title: President



                                   BIRMINGHAM BROADCASTING (WVTM-TV), INC.



                                   By:     /s/ Jay Ireland
                                           -----------------------------------
                                           Name:   Jay Ireland
                                           Title:  President



                                    NBC WVTM LICENSE COMPANY


                                    By:    /s/ Jay Ireland*
                                           -----------------------------------
                                           Name:  Jay Ireland
                                           Title: President



                                  NBC WNCN LICENSE COMPANY



                                  By:    /s/ Jay Ireland
                                         -------------------------------------
                                         Name:  Jay Ireland
                                         Title: President


                                  NBC WCMH LICENSE COMPANY



                                  By:     /s/ Jay Ireland
                                          ------------------------------------
                                          Name:   Jay Ireland
                                          Title:  President



                                  NBC WJAR LICENSE COMPANY



                                  By:     /s/ Jay Ireland
                                          ------------------------------------
                                          Name:   Jay Ireland
                                          Title:  President



                                  NBC UNIVERSAL, INC. (for the purposes set forth herein)



                                  By:     /s/ Jay Ireland
                                          ------------------------------------
                                          Name:   Jay Ireland
                                          Title   Executive Vice President

